EXECUTION COPY

FIVE-YEAR REVOLVING CREDIT FACILITY AGREEMENT

dated as of

May 24, 2012

among

SARA LEE CORPORATION,

The Lenders Party Hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents

and

GOLDMAN SACHS BANK USA, LLOYDS SECURITIES INC., MORGAN STANLEY BANK, N.A.,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A., “RABOBANK

NEDERLAND”, NEW YORK BRANCH, RBS CITIZENS, N.A.,

ROYAL BANK OF CANADA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as Co-Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

J.P. MORGAN SECURITIES LLC, U.S. BANK, NATIONAL ASSOCIATION AND

WELLS FARGO SECURITIES, LLC

AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

i

ANNEXES

ANNEX A	Pricing Grid

SCHEDULES

SCHEDULE 2.01.	Commitments

SCHEDULE 2.22.	Existing Facility LCs

SCHEDULE 3.05.	Litigation

SCHEDULE 3.06.	Liens

SCHEDULE 3.07.	Subsidiaries

SCHEDULE 5.12.	Subsidiary Indebtedness

EXHIBITS

EXHIBIT A	Form of Assignment and Acceptance

EXHIBIT B-1	[Intentionally Omitted]

EXHIBIT B-2	[Intentionally Omitted]

EXHIBIT C	Form of Interest Election Request

EXHIBIT D	Form of Note

EXHIBIT E	Form of Commitment and Acceptance

EXHIBIT F-1	Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)

EXHIBIT F-2	Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)

EXHIBIT F-3	Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)

EXHIBIT F-4	Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)

FIVE-YEAR REVOLVING CREDIT FACILITY AGREEMENT dated as of May 24, 2012 among SARA LEE CORPORATION, a Maryland corporation (the “Borrower”); the LENDERS from time to time party hereto; BANK OF AMERICA, N.A., as administrative agent; JPMORGAN CHASE BANK, N.A., as syndication agent; WELLS FARGO BANK, NATIONAL ASSOCIATION, and U.S. BANK NATIONAL ASSOCIATION as co-documentation agents; and GOLDMAN SACHS BANK USA, LLOYDS SECURITIES INC., MORGAN STANLEY BANK, N.A., COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, RBS CITIZENS, N.A., ROYAL BANK OF CANADA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as co-agents.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing (other than one evidenced by a Facility LC), refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Administrative Agent” means Bank of America, N.A. in its capacity as administrative agent for the Lenders hereunder and any successor administrative agent appointed pursuant to Article VII hereunder.

“Administrative Agent Fee Letter” is defined in Section 2.11(b).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate in effect for such day and (c) the LIBO Rate for a term of one month commencing that day plus 1.00%.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment, subject to adjustment as provided in Section 2.24. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Arranger Fee Letters” is defined in Section 2.11(c).

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, U.S. Bank National Association and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger and joint bookrunner for the credit facility evidenced by this Agreement.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Availability Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 8.02).

“Availability Period” means the period from and including the Availability Date to but excluding the earlier of (i) the Termination Date and (ii) the date of termination of the Commitments.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Sara Lee Corporation, a Maryland corporation.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, or (c) the issuance of a Facility LC.

“Borrowing Minimum” means, in the case of any Borrowing (other than a Borrowing related to a Facility LC), $10,000,000.

“Borrowing Multiple” means, in the case of any Borrowing (other than a Borrowing related to a Facility LC), $1,000,000.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing (other than a Borrowing related to a Facility LC), refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Co-Agents” means Goldman Sachs Bank USA, Lloyds Securities Inc., Morgan Stanley Bank, N.A., Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederland”, New York Branch, RBS Citizens, N.A., Royal Bank of Canada and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in their capacity as co-agents for the credit facility evidenced by this Agreement.

“Co-Documentation Agents” means Wells Fargo Bank, National Association and U.S. Bank National Association, in their capacity as co-documentation agents for the credit facility evidenced by this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, including, without limitation, any LC Issuer, the commitment of such Lender to make Revolving Loans, acquire participations in Swingline Loans and issue or acquire participations in, as applicable, Facility LCs, expressed as an amount representing the maximum permitted amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.24, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $750,000,000.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBIT” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Net Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) any extraordinary charges for such period, (iv) any non-cash charges (including non-cash restructuring charges) for such period, and (v) any non-recurring cash charges and restructuring cash charges incurred during such period in an aggregate amount not to exceed (A) $300,000,000 for all such charges incurred in (or, solely for purposes of Section 4.02(d), prior to) Fiscal Year 2012, (B) $70,000,000 for all such charges incurred in Fiscal Year 2013 and (C) $25,000,000 for all such charges incurred in any other Fiscal Year, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary or non-recurring non-cash gains (including non-cash restructuring gains) for such period, all determined on a consolidated basis in accordance with GAAP. For the purposes of calculating Consolidated EBIT for any period of four consecutive Fiscal Quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBIT for such Reference Period shall be reduced by an amount equal to the Consolidated EBIT (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBIT (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBIT for such Reference Period shall be calculated after giving effect thereto on a pro forma basis as if such Material Acquisition occurred on the first day of such Reference Period.

“Consolidated EBITDA” means, for any period, Consolidated EBIT for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (a) depreciation for such period and (b) amortization for such period. For the purposes of calculating Consolidated EBITDA for any period of four consecutive Fiscal Quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a pro forma basis as if such Material Acquisition occurred on the first day of such Reference Period.

“Consolidated Net Interest Expense” means, for any period, the interest expense (including interest expense in respect of capital lease obligations) of the Borrower and the Subsidiaries for such period minus the interest income of the Borrower and the Subsidiaries for such period, each as determined on a consolidated basis in accordance with GAAP. With respect to the Debt Tender and in the event that the Borrower or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Net Interest Expense shall be determined for such period on a pro forma basis as if the Debt Tender, or such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, for any period, the consolidated net income of the Borrower and the Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP. With respect to the Debt Tender and in the event that the Borrower or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, consolidated net income shall be determined for such period on a pro forma basis as if the Debt Tender, or such acquisition or disposition, had occurred at the beginning of such period.

“Consolidated Total Indebtedness” means, as of any date of determination, without duplication, all Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, including, but not limited to, all of the Obligations.

“Continuing Director” means at any date a member of the Borrower’s board of directors who (a) was a member of such board for the 24 months prior to such date or (b) was nominated or elected by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt Tender” means the purchase and/or redemption by the Borrower in April 2012 of certain of its publicly traded bonds in the aggregate outstanding principal amount of $970,000,000.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Defaulting Lender” means, subject to Section 2.25(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any LC Issuer, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any LC Issuer or any Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.25(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the LC Issuers, the Swingline Lenders and each other Lender promptly following such determination.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Controlled Group” means the Borrower, the Subsidiaries and all other members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, as the case may be, are treated as a single employer under Section 414(b) or Section 414(c) of the Code.

“ERISA Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower, any Subsidiary or any other member of the ERISA Controlled Group may have any liability.

“ERISA Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to an ERISA Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

“ERISA Single Employer Plan” means an ERISA Plan maintained by the Borrower, any Subsidiary or any other member of the ERISA Controlled Group for employees of the Borrower, any Subsidiary or any other member of the ERISA Controlled Group, as the case may be.

“ERISA Termination Event” means: (a) the withdrawal of the Borrower, any Subsidiary or any other member of the ERISA Controlled Group from an ERISA Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; or (b) the filing of a notice of intent to terminate an ERISA Plan or the treatment of an ERISA Plan amendment as a termination under Section 4041 of ERISA; or (c) the institution of proceedings to terminate an ERISA Plan by the PBGC; or (d) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

“ERISA Unfunded Liabilities” means the amount (if any) by which the present value of all vested nonforfeitable benefits under an ERISA Single Employer Plan exceeds the fair market value of all of such Plan’s assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan applying the actuarial assumptions used for funding purposes in such valuation.

“Eurodollar”, when used in reference to any Loan or Borrowing (other than one evidenced by a Facility LC), refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America, N.A. and with a term equivalent to such Interest Period would be offered by Bank of America, N.A.’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBO Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” means the occurrence of any one or more of the events described in Section 6.01 which is not remedied in the period, if any, and after any notice, if required, in each case as provided therein.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (including a Participant treated as a Lender pursuant to Section 8.04(e)), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Facility LCs” is defined in Section 2.22(a).

“Facility Fee” is defined in Section 2.11(a).

“Facility Fee Rate” means, at any time, the percentage rate per annum at which Facility Fees are accruing at such time as set forth in the Pricing Grid.

“Facility LC” is defined in Section 2.22(a).

“Facility LC Application” is defined in Section 2.22(c).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as determined by the Administrative Agent.

“Fiscal Quarter” means a 13 week or 14 week, as the case may be, fiscal reporting period of the Borrower ending on the Saturday occurring on the last day of each March, June, September and December of each year or if the last day of any such month is not a Saturday, the Saturday occurring closest to each such relevant date of such year, as the case may be.

“Fiscal Year” means a 52 or 53 week, as the case may be, fiscal reporting period of the Borrower ending on the Saturday closest in time to June 30 of the relevant year.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Form F-1” has the meaning set forth in the definition of Spin Off.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to each LC Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations owing to such LC Issuer other than such LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to each Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans of such Swingline Lender other than Swingline Loans of such Swingline Lender as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses and liabilities payable in the ordinary course of business and (ii) any contingent obligation until such obligation is not paid after becoming due and payable);

(d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided that, if such Indebtedness has not been assumed by such Person, the amount of Indebtedness under this clause (d) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value (as determined by such Person in good faith) of the property encumbered thereby;

(e) capital leases; and

(f) all guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement or any other loan document and (b) to the extent not otherwise described in (a), Other Taxes.

“Index Debt” has the meaning set forth in the Pricing Grid.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan) or LC Fee, the last day of each March, June, September and December and the Termination Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Termination Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Termination Date.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or nine or twelve months if available to all of the Lenders) thereafter as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is funded and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Facility LC, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Fee” is defined in Section 2.22(d).

“LC Issuer” means Bank of America, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and each other Lender designated by the Borrower as an “LC Issuer” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as an issuer of Facility LCs hereunder (or any Subsidiary or Affiliate thereof designated as such).

“LC Obligations” means at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Participation Fee” is defined in Section 2.22(d).

“LC Participation Fee Rate” means, at any time, the percentage rate per annum at which LC Participation Fees are accruing at such time as set forth in the Pricing Grid.

“LC Payment Date” is defined in Section 2.22(e).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Acceptance. Unless otherwise specified, the term “Lenders” includes Swingline Lenders and LC Issuers.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“LIBO Rate” means for any Interest Period with respect to a Eurodollar Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBO Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“London Banking Day” means any day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock and other equity interests of a Person, and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $50,000,000.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower to perform its obligations under this Agreement or (c) a material adverse effect upon the validity or enforceability of this Agreement or any promissory note delivered under Section 2.09(e).

“Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock and other equity interests of a Person, and (b) yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $50,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans and Facility LCs), or obligations in respect of one or more Swap Contracts, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Contract were terminated at such time.

“Modify” or “Modification” is defined in Section 2.22(a).

“Moody’s” has the meaning set forth in the Pricing Grid.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means any of the promissory notes prepared, executed and delivered pursuant to Section 2.09(e).

“Obligations” means all advances to, and debts, liabilities and obligations of, the Borrower arising under this Agreement or any other loan document or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other loan document, or sold or assigned an interest in any Commitment, Loan or this Agreement or any other loan document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other loan document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Participant Register” has the meaning specified in Section 8.04(e).

“Patriot Act” is defined in Article IX.

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pricing Grid” means the pricing grid attached hereto as Annex A.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Bank of America, N.A. as its “prime rate”. The “prime rate” is a rate set by Bank of America, N.A. based upon various factors including Bank of America, N.A.’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

“Recipient” means the Administrative Agent, any Lender, any LC Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, as applicable.

“Register” has the meaning set forth in Section 8.04(c).

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.22 to reimburse the LC Issuers for amounts paid by the LC Issuers in respect of one or more drawings under Facility LCs.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time. The Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swingline Loan and any LC Obligations that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or LC Issuer, as the case may be, in making such determination.

“Responsible Officer” means the President, Executive Vice President, Vice Chairman, Chief Financial Officer, Treasurer or Assistant Treasurer, in each case, of the Borrower.

“Revolving Borrowing” means a Borrowing of Revolving Loans.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum at such time, without duplication, of (a) such Lender’s Applicable Percentage of the aggregate principal amount of the outstanding Revolving Loans plus (b) such Lender’s Swingline Exposure plus (c) such Lender’s ratable obligation to purchase participations in LC Obligations.

“Revolving Loan” means a Loan made pursuant to Sections 2.01 and 2.03.

“Revolving Loan Margin” means, at any time, with respect to any Type of Revolving Loan, the marginal percentage rate per annum to be added to such Type of Loan at such time as set forth in the Pricing Grid.

“S&P” has the meaning set forth in the Pricing Grid.

“Solvent” means, in reference to any Person, (i) the fair value of the assets of such Person, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Availability Date.

“Spin Off” means the distribution by the Borrower of 100% of the stock in DE US, Inc. to its shareholders (which Spin Off is followed by those certain transactions relating to DE US, Inc. previously announced by the Borrower and described in the SEC Form F-1 filing by DE International Holdings B.V. (name changed to D.E MASTER BLENDERS 1753 B.V.), dated as of March 1, 2012, as amended by a first, a second, a third and a fourth amendment dated as of March 14, 2012, April 13, 2012, May 11, 2012 and May 21, 2012 respectively, and as further amended in a manner not materially adverse to the interests of the Lenders (the “Form F-1”) and any and all transactions consummated in connection therewith or resulting therefrom.

“Subsidiary” means any Person of which the Borrower and/or any of the Subsidiaries (as defined in this definition) owns or controls, directly or indirectly, such number of outstanding equity interests as have 50% or more of the ordinary voting power represented by the equity interests in such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swingline Commitment” means, with respect to each Swingline Lender, the commitment of such Lender hereunder to make Swingline Loans pursuant to Section 2.05 in an amount set forth on Schedule 2.01, as such commitment may be permanently terminated or reduced from time to time pursuant to Section 2.08. The Swingline Commitment of each Swingline Lender shall automatically and permanently terminate on the Termination Date if not terminated earlier pursuant to the terms hereof. The amount of the Swingline Commitment on the date hereof is $75,000,000.

“Swingline Exposure” means, at any time, the aggregate principal amount of the Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be such Lender’s Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lenders” means Bank of America, N.A., JPMorgan Chase Bank, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association and each other Lender designated by the Borrower as a “Swingline Lender” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made in accordance with Section 2.05.

“Syndication Agent” means JPMorgan Chase Bank, N.A., in its capacity as syndication agent for the credit facility evidenced by this Agreement.

“Tangible Assets” means the Borrower’s Total Assets excluding intangible assets as reflected on the Borrower’s most recent consolidated balance sheet delivered pursuant to Section 5.01 or referred to in Section 3.04 as of the date of determination.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date occurring on the fifth anniversary of the Availability Date; provided that, if the Availability Date has not occurred on or prior to August 15, 2012, the Termination Date shall be August 15, 2012.

“Total Assets” mean the total consolidated assets of the Borrower and the Subsidiaries according to the relevant consolidated balance sheet of the Borrower.

“Type”, when used in reference to any Loan or Borrowing (other than one evidenced by a Facility LC), refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UCP” means, with respect to any Facility LC, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unmatured Event of Default” means an event which, but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Withholding Agent” means the Borrower and the Administrative Agent.

SECTION 1.02. Classification of Loans and Borrowings.For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in a manner reasonably satisfactory to the Borrower and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) after giving effect (including effect on a pro forma basis) to the Spin Off. Notwithstanding any other provision contained herein, any lease that is treated as an operating lease for purposes of GAAP as of the date hereof shall continue to be treated as an operating lease (and, solely with respect to Sections 5.05 and 5.12, any future lease, if it were in effect on the date hereof, that would be treated as an operating lease for purposes of GAAP as of the date hereof shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any change in GAAP after the date hereof.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in dollars in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Each LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.22.

SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. Each Facility LC shall be issued in accordance with Section 2.22. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.15, (i) each Revolving Borrowing shall be denominated in dollars and comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, (ii) each Swingline Loan shall be denominated in dollars and comprised entirely of ABR Loans, and (iii) each Facility LC shall be denominated in dollars. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, and at the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments. Each Swingline Loan shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that Swingline Borrowings may be in an aggregate amount that is equal to the lesser of (i) the entire unused balance of the Swingline Commitment and (ii) the entire unused balance of the Commitments. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., Chicago time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 p.m., Chicago time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate principal amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. [Intentionally Omitted].

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions and relying on the representations and warranties set forth herein, each Swingline Lender may, in its discretion, make Swingline Loans in dollars to the Borrower, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate amount of the Lenders’ Swingline Exposures exceeding the Swingline Commitment or (ii) the aggregate amount of the Lenders’ Revolving Credit Exposures exceeding the total Commitments; provided that (A) no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan and (B) no Swingline Lender shall make a Swingline Loan if it shall have been notified by the Administrative Agent at the request of the Required Lenders that an Event of Default has occurred and is continuing and that, as a result, no further Swingline Loans shall be made by it (a “Swingline Suspension Notice”). Each Swingline Loan shall be made as part of a Borrowing consisting of Swingline Loans made by the Swingline Lenders, ratably in proportion to their respective Swingline Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans at any time during the Availability Period.

(b) To request Swingline Borrowings, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy) no later than the day of a proposed Swingline Borrowing by not later than 10:00 a.m., Chicago time, on such day. Each such notice shall be irrevocable and shall specify the requested borrowing date (which shall be a Business Day) and the aggregate amount of the requested Swingline Borrowing. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the Borrower. The Swingline Lenders shall make each Swingline Loan available to the Borrower by means of a transfer of funds to a deposit account of the Borrower with Bank of America, N.A. or any Lender designated by the Borrower and reasonably approved by the Administrative Agent (in each case together with any affiliate thereof) by 1:00 p.m., Chicago time, on the requested date of such Swingline Loan.

(c) By written notice given to the Administrative Agent not later than 10:00 a.m., Chicago time, on any Business Day, each Swingline Lender may require the Lenders to acquire participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice the percentage of the applicable Swingline Loans allocated to such Lender based on its respective Commitment. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, its Applicable Percentage of such Swingline Loans. Each Lender acknowledges and agrees that, in the absence of a Swingline Suspension Notice received by the Swingline Lenders not less than two Business Days prior to the making of the applicable Swingline Loan, its obligation to acquire participations in each Swingline Loan pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Unmatured Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lenders the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph. Any amounts received by the Swingline Lenders from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lenders of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that have made their payments pursuant to this paragraph and to the Swingline Lenders, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d) The Borrower will refinance each Swingline Borrowing with a Revolving Borrowing, or otherwise repay such Swingline Borrowing, together with any interest accrued thereon, within five Business Days after such Swingline Borrowing is made.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Chicago time (or, in the case of an ABR Borrowing Request made after 9:00 a.m., Chicago time, on the date of a proposed Borrowing, three hours after receipt by the Administrative Agent of the Borrowing Request), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent or such other Lender designated by the Borrower as shall be reasonably approved by the Administrative Agent.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, the Administrative Agent agrees to notify the Borrower of such Lender’s failure to do so and the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of Exhibit C hereto or any other form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the aggregate principal amount of the requested Borrowing;

(iii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iv) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(v) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Termination Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) any outstanding Loans that would exceed the reduced Commitments must be prepaid together with any payments required under Section 2.18.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.09. Repayment of Borrowings; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Termination Date and (ii) to each Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Termination Date and the fifth Business Day after such Swingline Loan is made; provided that on each day that a Revolving Borrowing is made, the Borrower shall repay such Swingline Loan with the proceeds thereof. Amounts owing by the Borrower in connection with Facility LCs, including, without limitation, Reimbursement Obligations, shall be paid in accordance with Section 2.22.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, and (iv) the original stated amount of each Facility LC and the then current amount of LC Obligations.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form of Exhibit D hereto or any other form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section and to Section 2.18.

(b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., Chicago time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., Chicago time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Chicago time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) if demanded and required pursuant to Section 2.18, break funding payments. If at any time the sum of the aggregate principal amount of all of the Revolving Credit Exposures exceeds the aggregate Commitments, the Borrower shall immediately repay Borrowings or cash collateralize LC Obligations in an account with the Administrative Agent pursuant to Section 2.22(m), as applicable, in an aggregate principal amount sufficient to cause the aggregate principal amount of all Revolving Credit Exposures to be less than or equal to the aggregate Commitments.

SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (a “Facility Fee”), which shall accrue at the Facility Fee Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Availability Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year, on each date on which the Commitments terminate or are reduced (in such case payable only with respect to the portion so reduced) and on the Termination Date, commencing on the first such date to occur after the date hereof; provided that any Facility Fees accruing after the Termination Date shall be payable on demand. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the fee letter dated April 20, 2012 (the “Administrative Agent Fee Letter”).

(c) The Borrower agrees to pay to each Arranger, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Arrangers in the fee letters dated April 20, 2012 (the “Arranger Fee Letters”).

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of Facility Fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a) The Loans comprising each ABR Revolving Borrowing shall bear interest at the Alternate Base Rate plus the Revolving Loan Margin.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Revolving Loan Margin.

(c) Swingline Loans shall bear interest at the Alternate Base Rate plus the Revolving Loan Margin.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan, any Reimbursement Obligation, or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of LC Fees, such LC Fees shall be increased by 2% per annum during the period any such fees are not paid when due or (iii) in the case of any other amount, the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided, however, that interest shall only accrue under this paragraph (d) on the amount of any overdue interest payment if such interest payment default continues beyond the five Business Day cure period set forth in Section 6.01(a); provided, further, if such interest payment default is not cured by the end of the applicable five Business Day cure period, then interest shall accrue on such overdue interest payment under this paragraph (d) beginning on the date on which such payment was initially due and not made and ending on the date on which such payment is received by the Administrative Agent.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans and Swingline Loans, upon the termination of the Commitments and the repayment of such Loans; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on the principal balance of the Loan so converted shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall at all times be computed on the basis of a year of 365 or 366 days, as applicable, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.18 or 2.20, or otherwise) prior to 12:00 noon, Chicago time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest and all fees thereon. All such payments shall be made to the Administrative Agent at its offices at 901 Main Street, Dallas, Texas 75202-3714, except that payments pursuant to Section 2.14, 2.18, 2.20 and 8.03 shall be made directly to the Persons entitled thereto and except that payments of Swingline Loans shall be made directly to the Swingline Lenders as expressly provided herein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan, and all other payments hereunder and under each other loan document delivered in connection herewith, shall be made in dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payments in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If any Lender, including, without limitation, any LC Issuer, shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, interest on or other amounts owing in connection with any of its Revolving Loans, participations in Swingline Loans or participations in Facility LCs resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, participations in Swingline Loans, participations in Facility LCs and any accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Swingline Loans and Facility LCs of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, participations in Swingline Loans and participations in Facility LCs; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans and Facility LCs to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations until all such unsatisfied obligations are fully paid.

SECTION 2.14. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate) or any LC Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any LC Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Facility LC or participation therein;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to the Administrative Agent, such Lender or such LC Issuer of participating in, issuing or maintaining any Facility LC (or of maintaining its obligation to participate in or to issue any Facility LC), or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or such LC Issuer hereunder (whether of principal, interest or any other amount) then, upon request of the Administrative Agent, such Lender or such LC Issuer, the Borrower will pay to the Administrative Agent, such Lender or such LC Issuer, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or such LC Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any LC Issuer determines that any Change in Law affecting such Lender or such LC Issuer or any Lending Office of such Lender or such Lender’s or such LC Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such LC Issuer’s capital or on the capital of such Lender’s or such LC Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Facility LCs or Swingline Loans held by, such Lender, or the Facility LCs issued by such LC Issuer, to a level below that which such Lender or such LC Issuer or such Lender’s or such LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such LC Issuer’s policies and the policies of such Lender’s or such LC Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such LC Issuer or such Lender’s or such LC Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an LC Issuer setting forth the amount or amounts necessary to compensate such Lender or such LC Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such LC Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any LC Issuer to demand compensation pursuant to the foregoing provisions of this Section 2.14 shall not constitute a waiver of such Lender’s or such LC Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an LC Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such LC Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.15. Basis for Determining Interest Rate for Eurodollar Loans If Inadequate or Unfair. If at any time with respect to the Loans:

(a) the Administrative Agent determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the interbank market arising after the date of this Agreement adequate and reasonable means do not exist for ascertaining the LIBO Rate, or

(b) Lenders whose aggregate Applicable Percentages total 30% or more give notice to the Administrative Agent that the LIBO Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding the Loans at any time, then, the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telecopy or telephone (confirmed by telecopy) as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of, any Borrowing as a Eurodollar Borrowing shall be ineffective, and any Eurodollar Borrowing that is requested to be continued shall be converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (ii) any request for a Eurodollar Borrowing shall be deemed a request for an ABR Borrowing. If circumstances subsequently change so that the conditions specified in paragraph (a) or (b) above no longer exist, the Administrative Agent (in the case of paragraph (a)) or the specified Lenders (in the case of paragraph (b)) shall notify the Borrower of the reinstated interest rate of the LIBO Rate plus the Revolving Loan Margin.

SECTION 2.16. Illegality. In the event that any Change in Law makes it unlawful for any Lender to make, maintain or fund Loans, then (a) such Lender shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each of the other parties hereto, (b) the obligation of Lenders to make the Loans made unlawful for such Lender shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness and (c) with respect to Eurodollar Loans, if such Lender so requests, the Borrower shall on the last day of the respective Interest Periods then in effect with respect thereto or, if earlier, on the latest date as may be required by the relevant law, regulation or interpretation, repay all then outstanding Eurodollar Loans of each Lender made unlawful for such Lender or convert such Eurodollar Loans to ABR Loans. If circumstances subsequently change so that such affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of all Lenders to make or continue Loans shall be reinstated.

SECTION 2.17. Substitution of Lenders. If (i) the obligation of any Lender to make Loans has been suspended pursuant to Section 2.16, (ii) any Lender (including, without limitation, throughout this Section 2.17, any LC Issuer) has demanded compensation under Section 2.14 or (iii) any Lender becomes a Defaulting Lender, the Borrower, provided no Event of Default exists under paragraph (a) or (c) of Section 6.01, shall have the right to substitute a bank or banks (which may be one or more of the Lenders) reasonably satisfactory to the Administrative Agent to purchase such Lender’s Loans and participations in Facility LCs, subject to the indemnity provisions of Section 2.18, and to assume the Commitment of such Lender. Upon such purchase and assumption of such substituted bank or banks, the obligations of such Lender hereunder shall be discharged and such Lender shall cease to be obligated to make further Loans and such Lender’s Commitment shall be reduced to zero.

SECTION 2.18. Funding Indemnification. If: (a) any payment of a Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, including, without limitation, pursuant to any reduction of the Commitments; or (b) any prepayment of any Loan required to be made pursuant to this Agreement, including, without limitation, pursuant to Section 2.16, is not made on the date specified by the Borrower for any reason; or (c) any Loan is not made or converted on the date specified by the Borrower for any reason, other than default by one or more of the Lenders; the Borrower will indemnify each Lender, upon demand (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) for all losses incurred by each such Lender resulting therefrom, including, without limitation, any costs in liquidating or employing deposits acquired to fund or maintain such Loan. For this purpose, all notices to the Administrative Agent pursuant to this Agreement with respect to borrowings, repayments and commitment reductions shall be deemed to be irrevocable.

SECTION 2.19. [Intentionally Omitted].

SECTION 2.20. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an LC Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an LC Issuer, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders and the LC Issuers. Each Lender and each LC Issuer shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender or such LC Issuer (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or such LC Issuer, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each LC Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such LC Issuer, as the case may be, under this Agreement or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.20, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly executed originals of IRS Form W-9 or successor form certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, (y) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty and (z) with respect to payments of interest or any other applicable payments under this Agreement, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to any other applicable article of such tax treaty;

(ii) duly executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as may be required; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Any Lender or the Administrative Agent requesting compensation under this Section 2.20 shall use its reasonable efforts to notify the Borrower and the Administrative Agent in writing of any Change in Law, policy, rule, guideline or directive giving rise to such demand for compensation not more than 60 days following the date upon which the responsible account officer for such Lender knows or should have known of such change. Such written demand shall be rebuttably presumed correct for all purposes. If any Lender or the Administrative Agent demands compensation under this Section 2.20 more than 60 days following the date upon which a responsible account officer for such Lender or the Administrative Agent knows or should have known that Taxes or Other Taxes have begun to accrue with respect to which such Lender or the Administrative Agent is entitled to compensation under this Section 2.20, then any Taxes or Other Taxes attributable to the period prior to the 60 day period prior to the date on which such Lender or the Administrative Agent provided such notice and demand for compensation shall be excluded from the indemnity obligations of the Borrower under this Section 2.20.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an LC Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all the Obligations.

SECTION 2.21. [Intentionally Omitted].

SECTION 2.22. Facility LCs.

(a) Issuance. (i) Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit denominated solely in dollars (each, including the Existing Facility LCs, a “Facility LC”), to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action, a “Modification”) and to honor drawings under Facility LCs, from time to time during the Availability Period upon the request of the Borrower, provided that immediately after each such Facility LC is issued or Modified or drawn upon, (x) the aggregate amount of the outstanding LC Obligations shall not exceed $100,000,000, (y) the Revolving Credit Exposure of any Lender shall not exceed the Commitment of such Lender and (z) the aggregate of the Revolving Credit Exposures of all the Lenders shall not exceed the aggregate of the Commitments. Each request by the Borrower for the issuance or amendment of a Facility LC shall be deemed to be a representation by the Borrower that the Facility LC or Modification or drawing so requested complies with the conditions set forth in the proviso to the preceding sentence. Other than as permitted under Section 2.22(a)(ii) or 2.22(m), no Facility LC shall have an expiry date later than the date that is (x) twelve (12) months after the date issuance or last extension of such Facility LC (unless the Required Lenders have approved such an expiry date) and (y) the fifth Business Day prior to the Termination Date; provided, that any Facility LC may (1) provide for renewal thereof for additional periods of up to twelve (12) months (which in no event shall extend beyond the date referred to in the preceding sentence) and (2) have a later expiry date (but in no event later than the date that is one year after the Termination Date) if cash collateralized on terms reasonably satisfactory to the Administrative Agent and the relevant LC Issuer and in an amount equal to 105% of the face amount thereof no later than fifteen (15) days prior to the Termination Date. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Facility LCs shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Facility LCs to replace Facility LCs that have expired or that have been drawn upon and reimbursed. The letters of credit identified on Schedule 2.22 (the “Existing Facility LCs”) shall be deemed to have been issued pursuant hereto as of the Availability Date, and from and after the Availability Date shall be subject to and governed by the terms and conditions hereof.

(ii) If the Borrower so requests in any applicable Facility LC Application, each LC Issuer may, in its sole discretion, agree to issue a Facility LC that has automatic extension provisions (each, an “Auto-Extension Facility LC”); provided that any such Auto-Extension Facility LC must permit such LC Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Facility LC) by giving prior notice to the beneficiary thereof not later than a day

(the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Facility LC is issued. Unless otherwise directed by the applicable LC Issuer, the Borrower shall not be required to make a specific request to such LC Issuer for any such extension. Once an Auto-Extension Facility LC has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable LC Issuer to permit the extension of such Facility LC at any time to an expiry date not later than the date specified in Section 2.22(a)(i); provided, however, that such LC Issuer shall not permit any such extension if (A) such LC Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Facility in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.22(a)(i) or (ii) (or otherwise) or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.03 is not then satisfied, and in each such case directing such LC Issuer not to permit such extension.

(iii) No LC Issuer shall be required to issue any Facility LC if (x) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such LC Issuer from issuing such Facility LC, or any Law applicable to such LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such LC Issuer shall prohibit the issuance of letters of credit generally or such Facility LC in particular or shall impose upon such LC Issuer with respect to such Facility LC any restriction, reserve or capital requirement (for which such LC Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such LC Issuer in good faith deems material to it and (y) any Lender is at that time a Defaulting Lender, unless such LC Issuer has entered into arrangements, including the delivery of cash collateral, satisfactory to such LC Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such LC Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.25(a)(iv)) with respect to the Defaulting Lender arising from either the Facility LC then proposed to be issued or that Facility LC and all other LC Obligations as to which such LC Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion. No LC Issuer shall be under any obligation to Modify any Facility LC if (x) such LC Issuer would have no obligation at such time to issue such Facility LC in its amended form under the terms hereof or (y) the beneficiary of such Facility LC does not accept the proposed Modification to such Facility LC. No LC Issuer shall act on behalf of the Lenders with respect to any Facility LC issued by it and the documents associated therewith, and each LC Issuer shall have all of the benefits and immunities (x) provided to the Administrative Agent in Article VII with respect to any acts taken or omissions suffered by such LC Issuer in connection with Facility LCs issued by it or proposed to be issued by it and Facility LC Applications pertaining to such Facility LCs as fully as if the term “Administrative Agent” as used in Article VII included such LC Issuer with respect to such acts or omissions and (y) as additionally provided herein with respect to the LC Issuers.

(b) Participations. Upon the issuance or Modification by an LC Issuer of a Facility LC in accordance with this Section 2.22, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender severally agrees, and shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a risk participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Applicable Percentage.

(c) Notice. Subject to Section 2.22(a), the Borrower shall give the applicable LC Issuer and the Administrative Agent notice in the form of a Facility LC Application prior to 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of the applicable

Facility LC, or in each case such shorter period as may be agreed to by the applicable LC Issuer and the Administrative Agent, in any particular instance specifying the name and address of the beneficiary, the proposed date of issuance (or Modification) (which shall be a Business Day), the expiry date of such Facility LC, the amount of such Facility LC, the documents to be presented by such beneficiary in case of any drawing thereunder, the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, the purpose and nature of the requested Facility LC, the nature of the proposed Modification (in the case of a Modification) and such other information as shall be necessary to prepare such Facility LC or as the applicable LC Issuer may require. Upon receipt of such notice, (i) the applicable LC Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Facility LC Application from the Borrower and, if not, such LC Issuer will provide the Administrative Agent with a copy thereof and (ii) the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by the applicable LC Issuer of a Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the applicable LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be reasonably satisfactory to the applicable LC Issuer and that a Responsible Officer shall have executed and delivered such applicable agreement and/or such other instruments and agreements relating to such Facility LC as the applicable LC Issuer or the Administrative Agent shall have reasonably requested (each, a “Facility LC Application”). Unless the applicable LC Issuer has received written notice from any Lender, the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or Modification of the applicable Facility LC, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such LC Issuer shall, on the requested date, issue a Facility LC for the account of the Borrower or enter into the applicable Modification, as the case may be, in each case in accordance with such LC Issuer’s usual and customary business practices. In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

(d) LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Applicable Percentages, with respect to each Facility LC, a letter of credit participation fee (the “LC Participation Fee”), which shall accrue at the LC Participation Fee Rate on the daily stated amounts of all outstanding Facility LCs. Accrued LC Participation Fees shall be payable in arrears on each Interest Payment Date. The Borrower shall also pay to the applicable LC Issuer for its own account (x) at the time of issuance of a Facility LC issued by such LC Issuer, a fronting fee in an amount as shall be agreed to by the Borrower and the applicable LC Issuer, and (y) documentary and processing charges in connection with the issuance, amendment, cancellation, negotiation, transfer, or other Modification of and draws under Facility LCs in accordance with such LC Issuer’s standard schedule for such charges as in effect from time to time. The LC Participation Fee and each other fee described in this Section 2.22(d) shall constitute an “LC Fee”. All LC Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Administrative Agent, the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the applicable LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC issued by such LC Issuer in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of its Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by such LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (and the Administrative Agent may apply cash collateral provided for this purpose) (i) such Lender’s Applicable Percentage of the amount of each payment made by such LC Issuer under each Facility LC issued by it to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.22(g) below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the greater of the Federal Funds Rate and a rate determined by such LC Issuer in accordance with banking industry rules on interbank compensation, which interest shall be solely for the account of the applicable LC Issuer, plus any administrative, processing or similar fees customarily charged by such LC Issuer in connection with the foregoing. Any notice given by any LC Issuer or the Administrative Agent pursuant to this paragraph (e) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. A certificate of the LC Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this paragraph (e) shall be conclusive absent manifest error. Each Lender’s obligation to participate in Facility LCs and to reimburse the LC Issuers for amounts drawn under Facility LCs shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable LC Issuer, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Unmatured Event of Default or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing.

(f) Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse each LC Issuer on the first Business Day immediately following the applicable LC Payment Date (the “Reimbursement Date”) for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC issued by it, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer or (ii) such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC; and provided further that any payments made by the Borrower after the Reimbursement Date as reimbursement for amounts paid by such LC Issuer upon any drawing under such Facility LC shall be made to such LC Issuer as agent for, and for the account of, the Lenders to the extent such Lenders have made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.22(e) All such amounts paid by such LC Issuer and remaining unpaid by the Borrower on such LC Payment Date shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the Alternate Base Rate for such day if such day falls on or before the applicable Reimbursement Date and (y) the sum of 2% plus the Alternate Base Rate for such day if such day falls after such Reimbursement Date. Each LC Issuer will pay to each Lender ratably in accordance with its Applicable Percentage all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by it, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.22(e). Subject to the terms and conditions of this Agreement (including, without limitation, the submission of a Borrowing Request and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request a Borrowing hereunder for the purpose of satisfying any Reimbursement Obligation.

(g) Repayment of Obligations. (i) At any time after any LC Issuer has made a payment under any Facility LC and has received from any Lender such Lender’s funding of its participation in respect of such payment in accordance with Section 2.22(b), if the Administrative Agent receives for the account of such LC Issuer any payment in respect of the related Reimbursement Obligations or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of any LC Issuer pursuant to Section 2.22(f) is required to be returned for any reason (including pursuant to any settlement entered into by such LC Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such LC Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(h) Obligations Absolute. (i) Except as set forth herein, the Borrower’s obligations under this Section 2.22 with respect to each Facility LC shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any circumstances, including the following:

(1) any lack of validity or enforceability of such Facility LC, this Agreement, or any other loan document;

(2) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Facility LC (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Facility LC or any agreement or instrument relating thereto, or any unrelated transaction;

(3) any draft, demand, certificate or other document presented under such Facility LC proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Facility LC;

(4) waiver by the applicable LC Issuer of any requirement that exists for such LC Issuer’s protection and not the protection of the Borrower or any waiver by the applicable LC Issuer which does not in fact materially prejudice the Borrower;

(5) honor of a demand for payment presented electronically even if such Facility LC requires that demand be in the form of a draft;

(6) any payment made by the applicable LC Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Facility LC if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(7) any payment by the applicable LC Issuer under such Facility LC against presentation of a draft or certificate that does not strictly comply with the terms of such Facility LC; or any payment made by the applicable LC Issuer under such Facility LC to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Facility LC, including any arising in connection with any proceeding under any Debtor Relief Law; or

(8) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Facility LC and each Modification thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable LC Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable LC Issuer and its correspondents unless such notice is given as aforesaid.

(ii) The Borrower further agrees with each LC Issuer and the Lenders that, except in the case of gross negligence or willful misconduct, the LC Issuers and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. No LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC, except in the case of gross negligence or willful misconduct by such LC Issuer. The Borrower agrees that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put any LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.22(h) is intended to limit the right of the Borrower to make a claim against the applicable LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.22(f). The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Facility LC; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.

(i) Actions of the LC Issuers. Each LC Issuer shall be entitled, except in the case of gross negligence or willful misconduct by such LC Issuer, to rely, and shall be fully protected in relying, in connection with any Facility LC issued by it, upon any draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. As between the Lenders, and subject to the provisions of this Section 2.22(i), each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.22, as between the Lenders, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC. Any LC Issuer may send a Facility LC or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(j) Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender required to participate in Facility LCs under Section 2.22(b), each LC Issuer and the Administrative Agent, and their respective affiliates, directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such LC Issuer or the Administrative Agent may incur by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs and expenses which such LC Issuer may incur by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the applicable LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, any LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such LC Issuer, Lender or the Administrative Agent or (y) such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.22(j) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

(k) Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Applicable Percentage, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.22 or any action taken or omitted by such indemnitees hereunder.

(l) Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

(m) Cash Collateral. So long as no Event of Default or Unmatured Event of Default is then outstanding or would result therefrom, the Borrower may elect to have a Facility LC remain outstanding subsequent to the Termination Date. The Borrower shall notify the Administrative Agent and the applicable LC Issuer of such election at least 30 days prior to the Termination Date. The Borrower, no later than 30 days prior to the Termination Date, shall deposit into an account with the Administrative Agent for the benefit of the Lenders (the “Facility LC Collateral Account”) an amount in cash equal to 105% of the face amount of the applicable Facility LC. Such cash shall be unencumbered and free and clear of Liens (other than those in favor of the Administrative Agent) on and after the date so deposited. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of obligations arising under or in connection with the applicable Facility LC. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Facility LC Collateral Account, and the Facility LC Collateral Account shall otherwise be opened and maintained on terms and conditions reasonably acceptable to the Administrative Agent. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Facility LC Collateral

Account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable LC Issuer for draws and related expenses under the related Facility LC. Any amounts remaining on deposit in the Facility LC Collateral Account subsequent to the expiry or termination of all Facility LCs cash collateralized thereby and the payment of all amounts owing under or in connection with such Facility LCs shall be returned to the Borrower; provided, however, that to the extent an Event of Default is then outstanding, such remaining deposit shall be applied by the Administrative Agent to repay any other obligations due and payable under or in connection with the Credit Agreement. No Lender shall be required to participate in any Facility LC or otherwise have any duty or obligation in respect thereof subsequent to the Termination Date if such Facility LC is cash collateralized in accordance with the foregoing.

(n) LC Issuer Agreements. Each LC Issuer agrees that, unless otherwise requested by the Administrative Agent, such LC Issuer shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Facility LCs during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such LC Issuer expects to issue, amend, renew or extend any Facility LC, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Facility LCs to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such LC Issuer shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Facility LC to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such LC Issuer pays any amount in respect of one or more drawings under Facility LCs, the date of such payment(s) and the amount of such payment(s), (iv) on any Business Day on which the Borrower fails to reimburse any Reimbursement Obligation required to be reimbursed to such LC Issuer on such day, the date of such failure and the amount and currency of such payment in respect of Facility LCs and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(o) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by any LC Issuer and the Borrower when a Facility is issued (including any such agreement applicable to an Existing Facility LC), (i) the rules of the ISP shall apply to each standby Facility LC, and (ii) the rules of the UCP shall apply to each commercial Facility LC. Notwithstanding the foregoing, no LC Issuer shall be responsible to the Borrower for, and the LC Issuers’ rights and remedies against the Borrower shall not be impaired by, any action or inaction of any LC Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Facility LC or this Agreement, including the Law or any order of a jurisdiction where any LC Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Facility LC chooses such law or practice.

SECTION 2.23. [Intentionally Omitted].

SECTION 2.24. Increases of Commitments. At any time after the Availability Date, the Borrower may request from time to time that the aggregate amount of the Commitments be increased; provided that, after giving effect to any such increase, (a) the aggregate amount of increases to the Commitments made pursuant to this Section shall at no time exceed $300,000,000, (b) the Borrower shall not be entitled to make any such request more frequently than once in each fiscal quarter, and (c) each such request shall be in a minimum amount of at least $25,000,000 and increments of $25,000,000 in excess thereof. Such request shall be made in a written notice given to the Administrative Agent by the Borrower not less than fifteen (15) Business Days (or such lesser number of days as the Administrative Agent shall agree) prior to the proposed effective date of such increase, which notice (a “Commitment Increase Notice”) shall specify the amount of the proposed increase in the Commitments and the proposed effective date of such increase. No Lender shall have any obligation to increase its Commitment pursuant to a Commitment Increase Notice. On or prior to the date that is ten (10) Business Days after receipt of the Commitment Increase Notice, each Lender shall submit to the Administrative Agent a notice indicating the maximum amount by which it is willing to increase its Commitment in connection with such Commitment Increase Notice (any such notice to the Administrative Agent being referred to herein as a “Lender Increase Notice”). Any Lender which does not submit a Lender Increase Notice to the Administrative Agent prior to the expiration of such ten (10) Business Day period shall be deemed to have denied any increase in its Commitment. The Administrative Agent shall have the right, in consultation with the Borrower, to allocate the amount of increases necessary to meet the Borrower’s Commitment Increase Notice. The Administrative Agent shall assist and consult with the Borrower in an effort to identify financial institutions which may be interested in becoming parties to the Agreement and not later than three (3) Business Days prior to the proposed effective date the Borrower may notify the Administrative Agent of any financial institution that shall have agreed to become a “Lender” party hereto (a “Proposed New Lender”) in connection with the Commitment Increase Notice. Any Proposed New Lender shall be consented to by the Administrative Agent (which consent shall not be unreasonably withheld). If the total amount of the proposed commitment increases set forth in the Lender Increase Notices together with the total amount of the proposed commitments of any Proposed New Lender(s) does not equal or exceed the amount of the requested increase of the Commitments set forth in the relevant Commitment Increase Notice, then the Borrower shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount set forth in the Lender Increase Notices and Proposed New Lender notices. The Administrative Agent shall notify the Borrower and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender’s and Proposed New Lender’s Commitment (the “Effective Commitment Amount”) and the aggregate amount of the Commitments, which amounts shall be effective on the following Business Day. Any increase in the aggregate amount of the Commitments shall be subject to the following conditions precedent: (A) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the aggregate amount of the Commitments, each of the representations and warranties of the Borrower hereunder shall be true and correct in all material respects as if made on and as of such date (unless such representation and warranty specifically related back to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date) and no event shall have occurred and then be continuing which constitutes an Event of Default or Unmatured Event of Default, (B) the Borrower, the Administrative Agent and each Proposed New Lender or Lender that shall have agreed to provide a “Commitment” in support of such increase in the aggregate Commitments shall have executed and delivered a “Commitment and Acceptance” substantially in the form of Exhibit E hereto, (C) counsel for the Borrower shall have provided to the Administrative Agent supplemental opinions in form and substance reasonably satisfactory to the Administrative Agent and (D) the Borrower and the Proposed New Lenders shall otherwise have executed and delivered such other instruments and documents as may be required hereunder or that the Administrative Agent shall have reasonably requested in connection with such increase. If any fee shall be charged by the Lenders in connection with any such increase, such fee shall be in accordance with then prevailing market conditions, which market conditions shall have been reasonably documented by the Administrative Agent to the Borrower. Upon satisfaction of the conditions precedent to any increase in the aggregate amount of the Commitments, the Administrative Agent shall promptly advise the Borrowers and each Lender of the effective date of such increase. Upon the effective date of any increase in the aggregate Commitments that is supported by a Proposed New Lender, such Proposed New Lender shall be a party hereto as a Lender and shall have the rights and obligations of a Lender hereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

For purposes of this Section 2.24, the term “Buying Lender(s)” shall mean (1) each Lender the Effective Commitment Amount of which is greater than its Commitment prior to the effective date of any increase in the aggregate amount of the Commitments and (2) each Proposed New Lender that is allocated an Effective Commitment Amount in connection with any Commitment Increase Notice, and the term “Selling Lender(s)” shall mean each Lender whose Commitment under this Agreement is not being increased from that in effect prior to such increase in the aggregate amount of the Commitments. Effective on the effective date of any increase in the aggregate amount of the Commitments pursuant to clause (i) above, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender’s right, title and interest in and to its outstanding Loans and LC Obligations in the respective dollar amounts and percentages necessary so that, from and after such sale, each such Selling Lender’s outstanding Loans and LC Obligations shall equal such Selling Lender’s pro rata share thereof (calculated based upon the Effective Commitment Amounts) of the outstanding Loans and LC Obligations under this Agreement. Effective on the effective date of the increase in the aggregate amount of the Commitments pursuant to clause (i) above, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Loans and LC Obligations purchased hereby shall equal the respective dollar amount necessary so that, from and after such payments, each Buying Lender’s outstanding Loans and LC Obligations shall equal such Buying Lender’s pro rata share thereof (calculated based upon the Effective Commitment Amounts) of the outstanding Loans and LC Obligations under this Agreement. Such amount shall be payable as follows: (a) with respect to all ABR Loans, on the effective date of the increase in the aggregate of the Commitments by wire transfer of immediately available funds to the Administrative Agent and (b) with respect to all Eurodollar Loans, unless otherwise agreed to between the Buying Lenders and Selling Lenders and the Borrower, on the earlier of (i) the last day of the then current Interest Period by wire transfer of immediately available funds to the Administrative Agent and (ii) the date on which any such Eurodollar Loan either becomes due (by acceleration or otherwise) or is prepaid (such earlier date being hereinafter referred to as the “Settlement Date”) and, for purposes of calculating interest due and payable with respect to the Eurodollar Loans, the Lenders’ pro rata shares thereof in each such outstanding Eurodollar Loan shall not be adjusted by virtue of the applicable increase until such Settlement Date. The Administrative Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the Loans and LC Obligations being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interest in such Loans or LC Obligations, except for participations which will be extinguished to the extent of such payment upon payment to Selling Lender of an amount equal to the portion of the outstanding Loans and LC Obligations being sold by such Selling Lender. Each Buying Lender hereby acknowledges and agrees that, except for each Selling Lender’s representations and warranties contained in the foregoing sentence, each such Buying Lender has entered into its Commitment and Acceptance with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Lenders or the Administrative Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other loan documents delivered in connection herewith. The Borrower hereby agrees to compensate each Selling Lender for all losses, expenses and liabilities incurred by each Lender in connection with the sale and assignment of any Eurodollar Loan hereunder on the terms and in the manner as required hereunder if the Settlement Date is a date (other than the last day of the applicable Interest Period) on which any such Eurodollar Loans become due (by acceleration or otherwise) or are prepaid.

SECTION 2.25. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 8.02.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 8.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the LC Issuers or the Swingline Lenders hereunder; third, to cash collateralize the LC Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(m); fourth, as the Borrower may request (so long as no Unmatured Event of Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the LC Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.22(m); sixth, to the payment of any amounts owing to the Lenders, the LC Issuers or the Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any LC Issuer or any Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Unmatured Event of Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.25(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.25(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(1) Each Defaulting Lender shall be entitled to receive fees payable under Section 2.11(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (x) the outstanding principal amount of the Loans funded by it, and (y) its Applicable Percentage of the stated amount of Facility LCs for which it has provided cash collateral pursuant to Section 2.22.

(2) Each Defaulting Lender shall be entitled to receive LC Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Facility LCs for which it has provided cash collateral pursuant to Section 2.22.

(3) With respect to any fee payable under Section 2.11(a) or any LC Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (1) or (2) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the relevant LC Issuer and the relevant Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s or such Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.03 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, cash collateralize the LC Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.22(m).

(vi) Obligation to Issue Facility LCs. No LC Issuer shall be under any obligation to issue any Facility LC if any Lender is at that time a Defaulting Lender, unless such LC Issuer has entered into arrangements, including the delivery of cash collateral, satisfactory to such LC Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such LC Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.25(a)(iv)) with respect to the Defaulting Lender arising from either the Facility LC then proposed to be issued or that Facility LC and all other LC Obligations as to which such LC Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lenders and the LC Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.25(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

To induce the Lenders to enter into this Agreement and to make Loans and issue and participate in Facility LCs hereunder, the Borrower represents and warrants to the Administrative Agent and the Lenders (including, without limitation, the LC Issuers) that:

SECTION 3.01. Organization, etc. The Borrower is a corporation duly existing in good standing under the laws of the State of Maryland; each Subsidiary is duly existing and in good standing under the laws of the jurisdiction of its organization except where the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect; and each of the Borrower and each Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02. Authorization; No Conflict. The execution and delivery by the Borrower of this Agreement, the Borrowings hereunder, and the performance by the Borrower of its obligations under this Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approvals (if any shall be required), and do not and will not contravene or conflict with any provision of law, regulation or court order or of the articles of incorporation or by-laws of the Borrower or of any agreement binding upon the Borrower.

SECTION 3.03. Validity and Binding Nature. This Agreement and each Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of the remedy of specific performance.

SECTION 3.04. Financial Statements. (a) The Borrower’s consolidated financial statements dated July 2, 2011, and March 31, 2012, have been prepared in conformity with GAAP applied on a basis consistent with that of the immediately preceding Fiscal Year or the corresponding period during the immediately preceding Fiscal Year, as the case may be, and accurately present the financial condition of the Borrower and the Subsidiaries at such date and the results of their operations through the fiscal period then ended.

(b) Since July 2, 2011, there has been no Material Adverse Effect; provided that, for purposes of making this representation after the Spin Off has occurred, the transactions contemplated by the Spin Off shall be given pro forma effect as if such transactions occurred on July 2, 2011.

SECTION 3.05. Litigation and Contingent Liabilities. No litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings are pending or threatened against the Borrower or any Subsidiary which, in the Borrower’s good faith judgment would, if adversely determined, have a Material Adverse Effect, except as set forth (including estimates of the dollar amounts involved) in Schedule 3.05.

SECTION 3.06. Liens. None of the assets of the Borrower or any Subsidiary are subject to any Lien, except Liens permitted under Section 5.05 and Liens set forth in Schedule 3.06.

SECTION 3.07. Subsidiaries. The Borrower has no active Subsidiaries, except those set forth in Schedule 3.07 hereto (as such Schedule 3.07 may be amended or supplemented from time to time, including, without limitation, amendments on the Availability Date giving effect to the Spin Off).

SECTION 3.08. ERISA. There has not occurred, nor does there exist, (i) any incurrence of ERISA Unfunded Liabilities determined in the most recent actuarial report received by the Borrower for all ERISA Single Employer Plans, or (ii) any incurrence by the Borrower or any Subsidiary of withdrawal liabilities, or (iii) any ERISA Termination Event which imposes any material liability on the Borrower, any Subsidiary or any other member of the ERISA Controlled Group, which, when taken together, would reasonably be expected to have a Material Adverse Effect.

SECTION 3.09. Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.10. [Intentionally Omitted].

SECTION 3.11. Regulation U. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board). Margin Stock (as defined in Regulation U of the Board) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

SECTION 3.12. Copyrights, Patents and Trademarks. Each of the Borrower and the Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, trade names, copyrights, franchises, licenses and rights, as the case may be, necessary for the conduct of its business, except where the failure to have any such right would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.13. Pari Passu. All the payment obligations of the Borrower to the Administrative Agent and the Lenders arising under or pursuant to this Agreement will at all times rank at least pari passu with other unsecured and unsubordinated payment obligations and liabilities, including, without limitation, contingent obligations and liabilities, of the Borrower, other than those which are mandatorily preferred by laws or regulations of general application.

SECTION 3.14. Disclosure. The information delivered by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the arrangement of the credit facility established hereby or delivered pursuant hereto (including the information set forth in any confidential information memorandum delivered in connection with such arrangement), when taken as a whole, did not, at the time of delivery, contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to projections and other pro forma financial information included in such information, the Borrower only represents that such information was based upon good faith estimates and assumptions reasonably believed by the preparer thereof to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as a fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

ARTICLE IV

Conditions of Effectiveness and Lending

SECTION 4.01. Effective Date. This Agreement will become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):

(a) The Administrative Agent shall have received all of the following, each duly executed, in form and substance reasonably satisfactory to the Administrative Agent and, to the extent reasonably requested by the Administrative Agent, with sufficient number of copies to provide for each Lender. All documents referred to in this Section 4.01 which are to be certified, shall be certified by the Secretary or an Assistant Secretary of the Borrower, unless another Person is specified herein.

(i) Executed Copies. Executed copies of this Agreement (which may include telecopies of executed counterparts) from each party hereto.

(ii) Resolutions. A certificate, signed by the Secretary or Assistant Secretary of the Borrower, certifying copies of resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of, and the performance by the Borrower of its obligations under, this Agreement and the other documents to be executed by the Borrower pursuant to this Agreement.

(iii) Consents, etc. A certificate, signed by the Secretary or Assistant Secretary of the Borrower, certifying copies of documents evidencing any necessary corporate action, consents and governmental approvals (if any) necessary with respect to the Borrower’s execution and delivery of, and the performance by the Borrower of its obligations under, this Agreement and the other documents provided for in this Agreement or a certificate that no such governmental consents or approvals are necessary or required.

(iv) Incumbency and Signatures. A certificate, signed by the Secretary or Assistant Secretary of the Borrower, certifying that each Person who, as an officer of the Borrower, executed on behalf of the Borrower this Agreement, the Notes and the other documents provided for in this Agreement, was, at the time of such execution, duly elected and appointed, qualified and acting as such officer, and the signature of such Person appearing on each such document is the genuine signature of such Person.

(v) Opinion of Counsel for the Borrower. The opinion of internal counsel for the Borrower, addressed to the Administrative Agent and the Lenders, and the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Borrower, addressed to the Administrative Agent and the Lenders, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(vi) Articles, By-Laws. A certificate signed by the Secretary or Assistant Secretary of the Borrower certifying copies of the articles of incorporation (which articles have been certified as of a recent date by the Secretary of State of the State of Maryland) and by-laws of the Borrower.

(vii) Good Standing Certificate. A Good Standing Certificate for the Borrower issued by the Secretary of State of the State of Maryland.

(viii) Financial Statements. The latest available audited financial statements for the Borrower (as filed with its most recent report on Form 10-K or equivalent report) and such pro forma financial information as shall have been reasonably requested by the Administrative Agent.

(ix) Officer’s Certificate. A certificate, signed by a Responsible Officer, as to the matters set forth in Section 4.03.

(x) Promissory Notes. Promissory notes executed by the Borrower in favor of each of the Lenders, if any, which has requested a note at least one (1) Business Day prior to the Effective Date pursuant to Section 2.09(e).

(xi) Other Documents. Such other documents as the Administrative Agent or any Lender may reasonably request for purposes of the Patriot Act and/or “know your client” requirements.

(b) The representations and warranties in Article III (other than Sections 3.04(b) and 3.05) shall be true and correct in all material respects on and as of the Effective Date.

(c) No Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the Effective Date.

(d) The Administrative Agent shall have received evidence reasonably satisfactory to it that all governmental and third party approvals necessary in connection with the transactions contemplated by this Agreement have been obtained and are in full force and effect.

(e) The Administrative Agent shall have received, to the extent invoiced prior to the Effective Date, all reasonable and documented expenses required to be paid by the Borrower to the Administrative Agent on the Effective Date.

(f) The Arrangers shall have received, to the extent invoiced prior to the Effective Date and subject to the terms of the applicable Arranger Fee Letters, all reasonable and documented fees and expenses required to be paid by the Borrower to the Arrangers on the Effective Date.

SECTION 4.02. Availability Date. The obligations of the Lenders to make Loans and of the LC Issuers to issue Facility LCs hereunder and Modify any Facility LC shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):

(a) The Arrangers shall have been satisfied that (i) the Spin Off shall have been consummated substantially as described in the Form F-1 and (ii) the organizational structure of the Borrower after the Spin Off shall be as consistent with the structure disclosed to the Lenders prior to the Effective Date except to the extent of any variations that are not materially adverse to the interests of the Lenders.

(b) The Administrative Agent shall have received evidence satisfactory to it that the commitments under the credit facility evidenced by the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility dated December 4, 2006 among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, shall have been terminated and cancelled and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Loans).

(c) The Index Debt shall have a rating of BBB- or higher from S&P and Baa3 or higher from Moody’s and an outlook of stable or better from both S&P and Moody’s.

(d) The Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, signed by the Chief Financial Officer or Treasurer of the Borrower, certifying that, as of the Availability Date and after giving effect (including effect on a pro forma basis) to the Spin Off, (i) the Borrower and its Subsidiaries are Solvent on a consolidated basis and (ii) the Borrower is in compliance with the financial covenants set forth in Section 5.11, provided that, for purposes of such calculations, Consolidated Total Indebtedness will be determined as of the Availability Date (giving pro forma effect to any debt incurrence or debt extinguishment to occur on such date) and Consolidated Net Income, Consolidated EBIT, Consolidated EBITDA and Consolidated Net Interest Expense will be calculated based on Borrower’s financial statements for the four-quarter period ended March 31, 2012, giving pro forma effect to the Debt Tender and to all Material Dispositions and Material Acquisitions to be completed as of June 30, 2012, with such calculations set forth in reasonable detail.

(e) The Administrative Agent shall have received a certificate, signed by a Responsible Officer, as to the matters set forth in Section 4.03.

(f) The representations and warranties in Article III shall be true and correct in all material respects on and as of the Availability Date.

(g) No Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the Availability Date.

(h) The Administrative Agent shall have received, to the extent invoiced and subject to the terms of the Administrative Agent Fee Letter, all reasonable and documented fees required to be paid by the Borrower to the Administrative Agent on the Availability Date.

(i) The Arrangers shall have received, to the extent invoiced and subject to the terms of the applicable Arranger Fee Letters, all reasonable and documented fees required to be paid by the Borrower to the Arrangers on the Availability Date.

SECTION 4.03. All Loans. The obligation of each Lender to make any Loan and the obligation of each LC Issuer to issue any Facility LC and Modify any Facility LC is subject to the following conditions precedent:

(a) No Unmatured Event of Default or Event of Default has occurred and is continuing at the time of, and after giving effect to, such Loan or Facility LC, as applicable.

(b) The warranties contained in Article III (other than the warranties contained in Section 3.04(b) and 3.07) are true and correct in all material respects (provided that any representation or warranty qualified by materiality or material adverse change shall be true and correct in all respects) as of the date of, and after giving effect to, such Loan with the same effect as though made on the date of such Loan (after, in the case of Section 3.05, taking account of any schedule or report theretofore delivered to the Lenders supplementing the information set forth in Section 3.05, or in the Exhibits and other documents referred to in Section 3.05; provided, however, that the delivery of any such schedule or report after the Effective Date shall not affect, diminish, cure or waive any Event of Default arising from any litigation or proceeding referenced in such schedule or report).

It is understood that each request for such a Loan or Facility LC by the Borrower shall be deemed to constitute a warranty by the Borrower that the conditions precedent set forth in this Section 4.03 are and will be satisfied as of the date of such request and as of the date of, and after giving effect to, such Loan or Facility LC, as applicable.

ARTICLE V

Borrower’s Covenants

Until the expiration or termination of the Commitments and thereafter until all Obligations of the Borrower hereunder are paid in full, the Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, the Borrower will:

SECTION 5.01. Reports, Certificates and Other Information. Furnish to the Administrative Agent (for further distribution to the Lenders, which distribution shall be made promptly after the Administrative Agent’s receipt of the applicable information):

(a) Audit Report. Within 100 days (or, if earlier, within 5 days after the date required, if at all, to be filed with the Securities and Exchange Commission, without giving effect to any extension for the filing thereof) after each Fiscal Year, a copy of an unqualified audit report of the Borrower and the Subsidiaries prepared on a consolidated basis and in conformity with GAAP applied on a basis consistent with the audited consolidated financial statements of the Borrower and the Subsidiaries as of July 2, 2011, duly certified by independent certified public accountants of recognized standing selected by the Borrower.

(b) Interim Reports. Within 45 days (or, if earlier, within 5 days after the date required, if at all, to be filed with the Securities and Exchange Commission, without giving effect to any extension for the filing thereof) after each of the first three Fiscal Quarters of each Fiscal Year, a copy of unaudited financial statements of the Borrower and the Subsidiaries prepared in the same manner as the audit report referred to in paragraph (a) above, signed by a Responsible Officer and consisting of at least a balance sheet as at the close of such quarter and statements of earnings and source and application of funds for such quarter and for the period from the beginning of such Fiscal Year to the end of such Fiscal Quarter.

(c) Certificates. Contemporaneously with the furnishing of a copy of each annual audit report provided for in paragraph (a) above and of each set of quarterly statements provided for in paragraph (b) above, a certificate dated the date of such annual report or quarterly statements and signed by a Responsible Officer, (i) to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if there is any such event, describing it and the steps, if any being taken to cure it and (ii) setting forth in reasonable detail the calculation, including identification of the Fiscal Quarter in which each applicable item added to Consolidated EBIT pursuant to clause (a)(v) of the definition thereof was incurred, for the period of four Fiscal Quarters ended on the date of the balance sheet included in such annual report or quarterly statements, of the financial covenants referred to in Section 5.11.

(d) Reports to SEC and to Shareholders. Copies of each material filing and report made by the Borrower or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission, and of each communication from the Borrower or any Subsidiary to shareholders generally, promptly upon the filing or making thereof.

(e) Notice of Default, Litigation and ERISA Matters. Promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Borrower or the Subsidiary affected with respect thereto: (a) the occurrence of an Event of Default; (b) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding which is material to the Borrower and the Subsidiaries on a consolidated basis; (c) the occurrence of any material ERISA Reportable Event or material ERISA Termination Event; or (d) the institution of steps by any member of the ERISA Controlled Group to withdraw from, or the institution of any steps to terminate, a material ERISA Plan under which any member of the ERISA Controlled Group may have any liability.

(f) Other Information. From time to time such other information concerning the Borrower and the Subsidiaries as any Lender or the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s publicly available website on the Internet or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

SECTION 5.02. Books, Records and Inspections. Maintain, and cause each Subsidiary to maintain, complete and accurate books and records. Access by any Lender or the Administrative Agent to the books and records of the Borrower and of any Subsidiary and inspection of the properties and operations of the Borrower and of any Subsidiary by any Lender or the Administrative Agent may be made upon one Business Day’s prior notice by such Lender or the Administrative Agent to the Borrower or such Subsidiary, as the case may be; provided that, other than any such visits and inspections conducted during the continuation of an Event of Default, only two such visits during any calendar year by the Administrative Agent, on behalf of the Lenders, shall be at the Borrower’s expense.

SECTION 5.03. Insurance. Maintain, and cause each Subsidiary to maintain, such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities as is customarily maintained by companies similarly situated.

SECTION 5.04. Taxes and Liabilities. Pay, and cause each Subsidiary to pay, all material Taxes, assessments and other governmental charges imposed upon it before any penalty accrues thereon, except as contested in good faith and by appropriate proceedings.

SECTION 5.05. Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

(a) Liens in favor of the Borrower or a Subsidiary;

(b) Liens consisting of a purchase money security interest (including, for the avoidance of doubt, Liens arising in connection with capital leases for acquired assets) not exceeding 100% of the fair market value of the asset acquired as a result of the purchase money financing by which such Lien was created or assumed, provided that (i) such Liens attach only to such assets and do not apply to any other property or assets of the Borrower or any Subsidiary, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within one hundred eighty (180) days after such asset is acquired, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring such assets and (iv) with respect to assets acquired by any Subsidiary, such Liens secure Indebtedness permitted by Section 5.12(d);

(c) Liens existing on property at the time such property is acquired; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, except increases by an amount equal to the premium and other amounts paid, and fees and expenses incurred, in connection with such refinancing;

(d) tax, materialmen’s, mechanic’s, carrier’s, repairmen’s, warehousemen’s and judgment Liens, Liens arising by operation of law and other similar liens;

(e) Liens in favor of any state or local government or governmental agency in connection with tax-exempt financings;

(f) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

(g) Liens for current Taxes not delinquent or for Taxes being contested in good faith and by appropriate proceedings;

(h) other Liens arising in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

(i) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(j) Liens on the assets or property of the Subsidiaries securing Indebtedness permitted under Section 5.12(d); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(k) Liens not otherwise permitted by this Section 5.05 upon any property or assets of the Borrower and its Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed 10% of Tangible Assets;

(l) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(m) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(n) Liens in respect of goods consigned to the Borrower of any of its Subsidiaries in the ordinary course of business; provided that such Liens are limited to the goods so consigned; and

(o) banker’s liens and similar Liens (including set-off rights) incurred in the ordinary course of business in respect of bank deposits not established for the purpose of securing Indebtedness.

SECTION 5.06. [Intentionally Omitted].

SECTION 5.07. Mergers, Consolidations, Sales. Not, and not permit any Subsidiary to, merge or consolidate with or into any Person or lease, sell or otherwise dispose of all or substantially all of its assets to any other Person, except that:

(a) any Subsidiary may merge or consolidate with or into, or lease or sell or otherwise dispose of any or all of its property, assets or business to, the Borrower or another Subsidiary;

(b) the Borrower or a Subsidiary may acquire another corporation by merger, provided that the Borrower or a Subsidiary is the survivor of such merger and the consummation thereof does not create or result in an Event of Default;

(c) the Borrower may consummate the Spin Off as described in the Form F-1, with any variations that are not materially adverse to the interests of the Lenders; and

(d) the Borrower or any Subsidiary may lease, sell or otherwise dispose of assets in each Fiscal Year if the cumulative book value of such assets in any Fiscal Year is less than 20% of the Borrower’s Total Assets at the beginning of such Fiscal Year. The book value of each asset leased, sold or disposed of is calculated as of the date of the relevant lease, sale or disposition.

SECTION 5.08. Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each ERISA Plan as to which it may have any liability in compliance with all applicable requirements of law and regulations.

SECTION 5.09. Use of Proceeds. Not use or permit any proceeds of the Loans to be used in any manner which would violate or cause any Lender to be in violation of Regulations T, U or X of the Board. Not use or permit any proceeds of the Loans to be used for any purpose other than for general corporate purposes (which includes funding acquisitions by the Borrower or any of its Subsidiaries).

SECTION 5.10. Other Agreements. Not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

SECTION 5.11. Financial Covenants.

(a) Interest Coverage Ratio. Maintain a ratio, determined as of the end of each Fiscal Quarter ending after the date hereof, of (a) Consolidated EBIT to (b) Consolidated Net Interest Expense, in each case for the period of four (4) consecutive Fiscal Quarters ending with the end of such Fiscal Quarter, all calculated for the Borrower and its Subsidiaries on a consolidated basis, of not less than 2.00 to 1.00.

(b) Total Leverage Ratio. Maintain a ratio, determined as of the end of each Fiscal Quarter ending after the date hereof, of (a) Consolidated Total Indebtedness to (b) Consolidated EBITDA for the period of four (4) consecutive Fiscal Quarters ending with the end of such Fiscal Quarter, all calculated for the Borrower and its Subsidiaries on a consolidated basis, of not more than 3.50 to 1.00.

SECTION 5.12. Subsidiary Indebtedness. Permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under this Agreement and the other loan documents;

(b) Indebtedness outstanding on the date hereof and listed on Schedule 5.12 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Borrower, the Subsidiaries or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended;

(c) obligations (contingent or otherwise) of any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) not entered into by such Person for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(d) Indebtedness of any Person that becomes a Subsidiary after the date hereof that is existing at the time such Person becomes a Subsidiary (other than Indebtedness incurred solely in contemplation of such Person becoming a Subsidiary) and any Indebtedness extending the maturity of, or refunding or refinancing, such Indebtedness, in whole or in part; provided that the principal amount of such Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed as a result of, or in connection with, such extension, refunding or refinancing;

(e) Indebtedness, or guarantees thereof, with respect to surety bonds or industrial revenue bonds (or other similar tax exempt or taxable municipal obligations) and letters of credit and other similar arrangement arising in the ordinary course of business;

(f) any Indebtedness, or guarantees thereof, owed by any Subsidiary to the Borrower or any wholly-owned Subsidiary of the Borrower;

(g) Indebtedness in an amount not to exceed the amount specified in Section 5.05(b)(iii) and secured by Liens permitted by Section 5.05(b); and

(h) other Indebtedness (including, without limitation, in respect of capital leases and purchase money obligations for fixed or capital assets) and guarantees thereof not otherwise permitted under this Section 5.12; provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed 10% of Tangible Assets.

ARTICLE VI

Events of Default and Their Effect

SECTION 6.01. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

(a) Non-Payment of Loans, etc. (i) A default in the payment when due of any principal of any Loan or any Reimbursement Obligation or (ii) a default in the payment when due of any interest on any Loan, fee, including, without limitation, any LC Fee, or other amount payable hereunder and the continuance thereof for five Business Days.

(b) Cross-Default. (i) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after giving effect to any applicable grace period or (ii) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that clause (b)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided, further that no Event of Default under clause (b)(ii)(B) shall occur unless and until any notice has been given, and/or the period of time has elapsed with respect to such Material Indebtedness, so as to enable or permit such holder(s), trustee or agent to cause such Material Indebtedness to become due or require such prepayment, repurchase, redemption or defeasance.

(c) Bankruptcy, Insolvency, etc. The Borrower or any Subsidiary becomes insolvent or is generally unable to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Borrower or any Subsidiary applies for, or consents in writing to, the appointment of, a trustee, receiver or other custodian for the Borrower or any Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or a trustee, receiver or other custodian is appointed for the Borrower or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 45 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of the Borrower or any Subsidiary and if such case or proceeding is not commenced by the Borrower or such Subsidiary, it is consented to or acquiesced in by the Borrower or any Subsidiary, or remains for 45 days undismissed; or the Borrower or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

(d) Non-Compliance with this Agreement. Failure by the Borrower to comply with or to perform any provision of this Agreement applicable to the Borrower (and not constituting an Event of Default under any other provision of this Article VI) and continuance of such failure for 30 days after notice thereof to the Borrower from the Administrative Agent, any Lender, the holder of any Loan or any LC Issuer.

(e) Warranties. Any representation or warranty made by the Borrower herein is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Borrower to the Administrative Agent or Lender (including, without limitation, any LC Issuer) is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified or deemed to be made.

(f) ERISA. (i) The incurrence of ERISA Unfunded Liabilities determined in the most recent actuarial report received by the Borrower for all ERISA Single Employer Plans, or (ii) the incurrence by the Borrower or any Subsidiary of withdrawal liabilities, or (iii) the existence of an ERISA Termination Event which imposes any material liability on the Borrower, any Subsidiary or any other member of the ERISA Controlled Group, which, when taken together, would reasonably be expected to have a Material Adverse Effect.

(g) Judgments. Final judgment for the payment of money shall be rendered by a court against the Borrower or any Subsidiary and such judgment shall not be discharged (or provision shall not be made for such discharge), a stay of execution thereof shall not be procured, or such judgment shall not be paid or bonded to the reasonable satisfaction of the Required Lenders within 30 days from the date of entry thereof and the Borrower or any Subsidiary, as the case may be, shall not, within said period of 30 days or such longer period during which the execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, provided, however, that the amount of all such outstanding judgments shall be in the aggregate at any one time equal to or greater than $75,000,000 (exclusive of judgment amounts fully covered by insurance where the insurer has not denied liability in respect of such judgment).

(h) Change of Control. (i) Any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more of the outstanding shares of common stock of the Borrower or (ii) on and after the Availability Date and after giving effect to the Spin Off, Continuing Directors no longer constitute a majority of the board of directors of the Borrower.

SECTION 6.02. Effect of Event of Default. Subject to the last sentence of this Section 6.02, if any Event of Default described in Section 6.01(c) shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and all Loans and all other amounts payable hereunder shall become immediately due and payable, all without notice of any kind; and in the case of any other Event of Default, the Administrative Agent may (and upon written request of the Required Lenders shall) declare the Commitments (if they have not theretofore terminated) to be terminated and all Loans and all other amounts payable hereunder to be immediately due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and all Loans and all other amounts payable hereunder shall become immediately due and payable, all without notice of any kind. The Administrative Agent shall promptly advise the Borrower and each Lender of any such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 6.01(a) or Section 6.01(c) may be waived by the written consent of all the Lenders and the effect as an Event of Default of any other event described in this Article VI may be waived by the written consent of the Required Lenders.

ARTICLE VII

The Administrative Agent

Each of the Lenders and each of the LC Issuers hereby irrevocably appoints Bank of America, N.A. as the Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Administrative Agent, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other loan documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The bank serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender (if acting in the capacity of a Lender) as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to this Agreement or any other loan document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02); (ii) at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02); or (iii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall not be deemed to have knowledge of any Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein (except insofar as a determination by the Administrative Agent is required for such satisfaction), other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

The Administrative Agent may resign at any time by notifying the Lenders, the LC Issuers and the Borrower in writing. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower (if no Event of Default exists), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other loan documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above). The fees payable by the Borrower to a successor Administrative Agent shall replace and be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 8.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Any resignation by Bank of America, N.A. as Administrative Agent pursuant to this Article VI shall also constitute its resignation as an LC Issuer and a Swingline Lender. If Bank of America, N.A. resigns as an LC Issuer, it shall retain all the rights, powers, privileges and duties of an LC Issuer hereunder with respect to all Facility LCs outstanding as of the effective date of its resignation as an LC Issuer and all LC Obligations with respect thereto, including the right to require the Lenders to make Loans or fund risk participations pursuant to Section 2.22(e). If Bank of America, N.A. resigns as a Swingline Lender, it shall retain all the rights of a Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.05(c). Upon the appointment by the Borrower of a successor LC Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer or Swingline Lender, as applicable, (b) the retiring LC Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other loan documents, and (c) the successor LC Issuer shall issue letters of credit in substitution for the Facility LCs issued by the retiring LC Issuer, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America, N.A. to effectively assume the obligations of Bank of America, N.A. with respect to such Facility LCs.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Each party to this Agreement acknowledges that neither the Syndication Agent nor any of the Co-Documentation Agents or Co-Agents shall have any separate duties, responsibilities, obligations or authority under this Agreement in such capacity.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Borrower, to it at Sara Lee Corporation, 3500 Lacey Road, Downers Grove, IL 60515-5424, Attention of the Treasurer (Telecopy No. (630) 598-8567);

(b) if to the Administrative Agent, to Bank of America, N.A., 901 Main Street, 14th Floor, Dallas, Texas 75202-3712, Attention of Anthony Kell (Telecopy No. (214) 290-9422);

(c) if to Bank of America, N.A. in its capacity as a Swingline Lender, to it at 901 Main Street, 14th Floor, Dallas, Texas 75202-3712, Attention of Deanna Betik (Telecopy No. (214) 290-9414); with a copy to the Administrative Agent as provided in paragraph (b); and

(d) if to any other Lender, including, without limitation, any LC Issuer or Swingline Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 8.02. Waivers; Amendments. (a) No delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Facility LC shall not be construed as a waiver of any Event of Default, regardless of whether the Administrative Agent or any Lender, including, without limitation, any LC Issuer, may have had notice or knowledge of such Event of Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that the consent of all affected Lenders will be required with respect to (i) reductions in the unpaid principal amount or extensions of the scheduled date for the payment of principal of any Loan or Reimbursement Obligation, (ii) reductions in interest rates or fees or extensions of the dates for payment thereof, (iii) increases in the amounts or extensions of the expiry date of the Lenders’ Commitments, including any commitment to issue Facility LCs (provided, however, that an increase in the aggregate amount of the Commitments pursuant to Section 2.24 shall be governed by the requirements of such Section and not the consent requirements of this Section; provided, further, that any amendment or modification of Section 2.24 shall require the consent of all of the Lenders), and the consent of 100% of the Lenders will be required with respect to (x) changes to Section 2.13(b) or (c) that would alter the pro rata sharing of payments required thereby or to the last sentence of Section 2.08(c) which would alter the pro rata reduction of Commitments thereby, or (y) changes to any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Swingline Lender or any LC Issuer hereunder without the prior written consent of the Administrative Agent, such Swingline Lender or such LC Issuer, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement, including, without limitation, amounts owing in connection with Facility LCs issued by such Lender or in which such Lender has participated. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

SECTION 8.03. Expenses; Indemnity; Damage Waiver.

(a) Subject to the terms of the Administrative Agent Fee Letter and the Arranger Fee Letters, the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Arrangers and their Affiliates associated with the arrangement, syndication and administration of the credit facilities provided for herein and the preparation, execution, delivery and administration of the credit documentation and any amendment, modification or waiver with respect thereto, including the reasonable fees, charges and disbursements of one primary legal counsel for the Administrative Agent and one local counsel in each relevant jurisdiction for the Administrative Agent (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent or any Lender, including the fees, charges and disbursements of one primary legal counsel for the Administrative Agent and one local counsel in each relevant jurisdiction for the Administrative Agent and one additional counsel for all Lenders other than the Administrative Agent and additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses, in connection with the enforcement or protection of its rights in connection with this Agreement or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower shall indemnify the Administrative Agent, the Syndication Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and expenses incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available (a) to the extent that such losses, claims, damages, liabilities, costs or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or from the Indemnitee’s material breach of its obligations under this Agreement pursuant to a claim initiated by the Borrower, in each case as determined by a court of competent jurisdiction by final and nonappealable judgment or (b) for any special, indirect, consequential or punitive damages (as opposed to direct or indirect damages), except with respect to any such damages incurred or paid by an Indemnitee to a third party to the extent required to be indemnified by the Borrower pursuant to this Section 8.03(b).

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Syndication Agent, any Swingline Lender or any LC Issuer under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Syndication Agent, such Swingline Lender or such LC Issuer, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Syndication Agent, such Swingline Lender or such LC Issuer in its capacity as such.

(d) All amounts due under this Section shall be payable promptly upon presentation of a written statement setting forth in reasonable detail such request for reimbursement.

(e) To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no party hereto shall have, or make, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other loan document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Facility LC or the use of the proceeds thereof (except with respect to any such damages incurred or paid by an Indemnitee to a third party to the extent required to be indemnified by the Borrower pursuant to Section 8.03(b)). No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other loan documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

SECTION 8.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign and sell to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and Reimbursement Obligations at the time owing to it), and all assignments will be by novation; provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $4,000, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (c) of Section 6.01 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to timely deliver the documentation described in Section 2.20(f)) of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, 2.18, 2.20 and 8.03 incurred during the time period for which such party was Lender hereunder). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent, when applicable, shall also record in the Register the amount of Reimbursement Obligations owing to such Lender.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and Reimbursement Obligations owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.14, 2.18 and 2.20 during the time period for which such party is a Participant to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided that no Participant shall be entitled to any payment under Section 2.20 in respect of Taxes attributable to such Participant’s failure to deliver the documentation described in Section 2.20(f). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments, Loans, Reimbursement Obligations or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Reimbursement Obligation or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. No Participant shall have the right of setoff provided in Section 8.08 in respect of its participation.

(g) The Borrower authorizes each Lender to disclose to any Lender, Participant, any prospective Participant or any prospective assignee referred to in paragraph (b) above (i) which is a commercial bank or an insurance company, or a savings and loan association or company, any and all financial and other information in such Lender’s possession from time to time; and (ii) which is not a commercial bank or an insurance company or a savings and loan association or company, including, without limitation, to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative, or securitization transaction related to the obligations under this Agreement, (A) any and all public financial information and other public information in such Lender’s possession from time to time; and (B) after receipt of the written consent of the Borrower and receipt of a confidentiality agreement in form and substance satisfactory to the Borrower and the Administrative Agent, executed by the person to receive such information, all other financial and other information in such Lender’s possession from time to time which does not constitute public financial information and other public information, as the case may be, concerning the Borrower and the Subsidiaries which has been delivered to such Lender by the Borrower or the Administrative Agent, or otherwise obtained by such Lender or the Administrative Agent, pursuant to this Agreement or which has been delivered to such Lender by the Borrower or the Administrative Agent in connection with such Lender’s credit evaluation of the Borrower prior to entering into this Agreement or any swap, derivative, or securitization transaction related to the obligations under this Agreement. As used in this paragraph, “public financial information and other public information” means all financial or other information regarding the Borrower and the Subsidiaries, other than that which the Borrower designates in writing as being confidential at the time such information is delivered to any Lender or the Administrative Agent and is not generally available to the public at such time; provided, however, such information shall: (i) cease to be confidential when it becomes generally available to the public other than as a result of a disclosure by such Lender’s or the Administrative Agent’s representatives; or (ii) cease to be confidential when it becomes available to such Lender or the Administrative Agent on a non-confidential basis from a source other than the Borrower or one of the Borrower’s agents; or (iii) be deemed not to be confidential if such information was known to such Lender or the Administrative Agent on a non-confidential basis prior to the disclosure of such information to such Lender or the Administrative Agent by the Borrower or an agent of the Borrower; or (iv) cease to be confidential when required to be disclosed by law (including statute, rule, regulation or judicial process), including, without limitation, to bank examiners and auditors and appropriate government examining authorities; provided further that the Administrative Agent and any Lender may disclose such information (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or any other loan document or the enforcement of rights hereunder or thereunder or (iv) on a confidential basis (x) to any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (y) with respect to this Agreement only, to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder.

(h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, if at any time any LC Issuer or Swingline Lender assigns all of its Commitment and Loans pursuant to subsection (b) above, such Lender may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as an LC Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as a Swingline Lender. In the event of any such resignation as an LC Issuer or a Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor LC Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Lender as an LC Issuer or a Swingline Lender, as the case may be. If any Lender resigns as an LC Issuer, it shall retain all the rights, powers, privileges and duties of an LC Issuer hereunder with respect to all Facility LCs outstanding as of the effective date of its resignation as an LC Issuer and all LC Obligations with respect thereto (including the right to require the Lenders to make Loans or fund risk participations pursuant to Section 2.22(e)). If any Lender resigns as a Swingline Lender, it shall retain all the rights of a Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.05(c). Upon the appointment of a successor LC Issuer and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer or Swingline Lender, as the case may be, and (b) the successor LC Issuer shall issue letters of credit in substitution for the Facility LCs issued by such resigning LC Issuer, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning LC Issuer to effectively assume the obligations of such Lender with respect to such Facility LCs.

(j) No assignment permitted by this Section 8.04 shall be made (i) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii), or (iii) to a natural Person.

SECTION 8.05. Survival. All representations and warranties made by the Borrower herein shall survive the execution and delivery of this Agreement, the making of any Loans and the issuance of any Facility LC, regardless of any investigation made by any party hereto or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Facility LC is outstanding and as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.18, 2.20 and 8.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the Reimbursement Obligations, and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 8.06. Counterparts; Integration; Signature Pages. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.07. Severability. Whenever possible, each provision of this Agreement, each Note and each Facility LC shall be interpreted in such manner as to be effective and valid under such applicable law, however, any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender. The rights of each Lender under this Section are in addition to other rights and remedies which such Lender may have.

SECTION 8.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any loan document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other loan document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other loan document against the Borrower or its properties in the courts of any jurisdiction.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 8.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate or fee rate applicable to any Loan or Facility LC, together with all fees, charges and other amounts which are treated as interest on such Loan or Facility LC under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or Facility LC in accordance with applicable law, the rate of interest or fee rate payable in respect of such Loan or Facility LC hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

SECTION 8.13. Confirmations. The Borrower and each Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans of such Lender. The Borrower and each LC Issuer agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the stated amounts of Facility LCs issued by such LC Issuer and the amount of any Reimbursement Obligation related thereto.

SECTION 8.14. Action of Required Lenders. As to any provision of this Agreement under which action may be taken or approval, consent or waiver may be given by the Required Lenders, the action taken or approval, consent or waiver given by the Required Lenders shall be binding upon all of the Lenders to the same extent and with the same effect as if each Lender had joined therein.

SECTION 8.15. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other loan document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other loan documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other loan documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

ARTICLE IX

USA PATRIOT Act Notification

The following notification is provided to the Borrower pursuant to Section 326 of the USA PATRIOT Act of 2001, 31 U.S.C. Section 5318 (the “Patriot Act”):

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. Accordingly, when the Borrower opens an account, the Administrative Agent and the Lenders will ask for the Borrower’s name, tax identification number, business address, and other information that will allow the Administrative Agent and the Lenders to identify the Borrower. The Administrative Agent and the Lenders may also ask to see the Borrower’s legal organizational documents or other identifying documents.

The remainder of this page is intentionally blank.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

SARA LEE CORPORATION, as the Borrower

By:	/s/ Mitch Marcus
Name:	Mitch Marcus
Title:	Treasurer

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

BANK OF AMERICA, N.A., as Administrative
Agent, as an LC Issuer, as a Swingline Lender and individually as a Lender

By:	/s/ David L. Catheral

Name:	David L. Catherall
Title:	Director

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

JPMORGAN CHASE BANK, N.A., as
Syndication Agent, as an LC Issuer, as a
Swingline Lender and individually as a Lender

By:	/s/ Brendan Korb

Name:	Brendan Korb
Title:	Vice President

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

U.S. BANK NATIONAL ASSOCIATION
as a Co-Documentation Agent, as a Swingline
Lender and individually as a Lender

By:	/s/ Navneet Khanna

Name:	Navneet Khanna
Title:	Vice President

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Co-Documentation Agent, as an LC Issuer, as a Swingline Lender and individually as a Lender

By:	/s/ Charles W. Reed

Name:	Charles W. Reed
Title:	Managing Director

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

GOLDMAN SACHS BANK USA, as a Co-Agent and individually as a Lender

By:	/s/ Mark Walton

Name:	Mark Walton
Title:	Authorized Signatory

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

LLOYDS TSB BANK PLC, as a Lender

By:	/s/ Dennis McClellan

Name:	Dennis McClellan
Title:	Assistant Vice President – M040

By:	/s/ Julia R. Franklin

Name:	Julia R. Franklin
Title:	Vice President – F014

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

LLOYDS SECURITIES INC., as a Co-Agent

By:	/s/ Craig Meisner

Name:	Craig Meisner
Title:	Managing Director

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

MORGAN STANLEY BANK, NA., as a Co-Agent and individually as a Lender

By:	/s/ Michael King

Name:	Michael King
Title:	Authorized Signatory

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a
Co-Agent and individually as a Lender

By:	/s/ Brett Delfino

Name:	Brett Delfino
Title:	Executive Director

By:	/s/ James Purky

Name:	James Purky
Title:	Vice President

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

RBS CITIZENS, N.A., as a Co-Agent and individually as a Lender

By:	/s/ Jeffrey P. Huening

Name:	Jeffrey P. Huening
Title:	Vice President

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

ROYAL BANK OF CANADA, as a Co-Agent and individually as a Lender

By:	/s/ John Flores
Name: John Flores
Title: Authorized Signatory

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Co-Agent and individually as a Lender

By:	/s/ Christine Howatt
Name: Christine Howatt
Title: Authorized Signatory

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

COBANK, ACB, as a Lender

By:	/s/ Michael Tousignant
Name: Michael Tousignant
Title: Vice President

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ John Lascody
Name: John Lascody
Title: Vice President

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

AGFIRST FARM CREDIT BANK, as a Lender

By:	/s/ Neda K. Beal
Name: Neda K. Beal
Title: Vice President

Signature Page to

Five-Year Revolving Credit Facility Agreement

Sara Lee Corporation

ANNEX A

PRICING GRID

The Facility Fee Rate, LC Participation Fee Rate, Revolving Loan Margin for Eurodollar Loans and the Revolving Loan Margin for ABR Loans for any day shall be the respective percentage set forth below in the applicable row under the column corresponding to the Status that exists on such day:

	Level I	Level II	Level III	Level IV	Level V
Facility Fee Rate	0.10%	0.125%	0.15%	0.20%	0.25%

LC Participation Fee Rate	1.00%	1.00%	1.10%	1.30%	1.50%

Revolving Loan Margin for Eurodollar Loans	1.00%	1.00%	1.10%	1.30%	1.50%

Revolving Loan Margin for ABR Loans	0%	0%	0.10%	0.30%	0.50%

For purposes of this Pricing Grid, the following terms have the following meanings:

“Index Debt” means the senior unsecured long-term indebtedness of the Borrower, without giving effect to any third-party credit enhancement.

“Level I Status” exists at any date if, at the close of business on such date, the Index Debt is rated either (i) A- or higher by S&P, or (ii) A3 or higher by Moody’s.

“Level II Status” exists at any date if, at the close of business on such date, Level I Status does not exist and the Index Debt is rated either (i) BBB+ by S&P, or (ii) Baa1 by Moody’s.

“Level III Status” exists at any date if, at the close of business on such date, Level I Status and Level II Status do not exist and the Index Debt is rated either (i) BBB by S&P, or (ii) Baa2 by Moody’s.

“Level IV Status” exists at any date if, at the close of business on such date, Level I Status, Level II Status and Level III Status do not exist and the Index Debt is rated either (i) BBB- by S&P, or (ii) Baa3 by Moody’s.

“Level V Status” exists at any date if, at the close of business on such date, either (i) no other Status exists, or (ii) either Moody’s or S&P shall have ceased to issue or maintain a credit rating for the Index Debt.

“Moody’s” means Moody’s Investors Service, Inc.

“S&P” means Standard and Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Status” refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists.

If the Index Debt is split-rated by Moody’s and S&P (which means that Moody’s and S&P did not issue equivalent ratings for the Index Debt), and the rating differential is (i) one level, then the applicable Status shall be determined on the basis of the higher of the two levels or (ii) two levels, then the applicable Status shall be determined on the basis of the midpoint between the two levels (provided that, if there is no midpoint, the higher of the two levels will apply).

SCHEDULE 2.01

Commitments

Lender	Swingline		Allocations
Bank of America, N.A.		$18,750,000		$78,000,000
JPMorgan Chase Bank, N.A.		$18,750,000		$78,000,000
U.S. Bank National Association		$18,750,000		$78,000,000
Wells Fargo Bank, National Association		$18,750,000		$78,000,000
Goldman Sachs Bank USA				$48,000,000
Lloyds TSB Bank plc				$48,000,000
Morgan Stanley Bank, N.A.				$48,000,000
Rabobank Nederland, New York Branch				$48,000,000
RBS Citizens, N.A.				$48,000,000
Royal Bank of Canada				$48,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.				$48,000,000
CoBank, ACB				$40,000,000
The Northern Trust Company				$35,000,000
AgFirst Farm Credit Bank				$27,000,000
	Total: $	75,000,000	Total: $	750,000,000

SCHEDULE 2.22

Existing Letters of Credit

LC Issuer	JPM Reference Number	Currency	Liab Currency	Liab Outstanding Amount	Expiry / Maturity Date	Beneficiary Name
JPMorgan Chase Bank, N.A.	CPCS-890994	MXN	USD	10,111,451	MAR 06, 2013	BANCO JP MORGAN S.A., INSTITUCION
JPMorgan Chase Bank, N.A.	CPCS-308873	USD	USD	2,100,000	NOV 15, 2012	MISSISSIPPI WORKERS’ COMPENSATION
JPMorgan Chase Bank, N.A.	CPCS-634958	USD	USD	3,800,000	NOV 15, 2012	THE TRAVELERS INDEMNITY COMPANY
JPMorgan Chase Bank, N.A.	CPCS-635083	USD	USD	276,750	JAN 31, 2013	OLIVE TOWNSHIP
JPMorgan Chase Bank, N.A.	CPCS-635202	USD	USD	164,387	NOV 15, 2012	THE HOME INSURANCE COMPANY
JPMorgan Chase Bank, N.A.	CPCS-635203	USD	USD	1,745,563	NOV 15, 2012	NATIONAL UNION FIRE INSURANCE CO
JPMorgan Chase Bank, N.A.	CPCS-635204	USD	USD	123,173	NOV 15, 2012	RELIANCE INSURANCE COMPANY
JPMorgan Chase Bank, N.A.	CPCS-635883	USD	USD	18,856,319	NOV 15, 2012	ACE AMERICAN INSURANCE COMPANY
JPMorgan Chase Bank, N.A.	CPCS-644549	USD	USD	18,000,000	NOV 15, 2012	OLD REPUBLIC INSURANCE COMPANY
JPMorgan Chase Bank, N.A.	CPCS-730448	USD	USD	993,133	NOV 15, 2012	3500 LACEY ROAD LLC
JPMorgan Chase Bank, N.A.	CPCS-790525	USD	USD	1,429,805	AUG 04, 2013	ROYAL BANK OF CANADA
JPMorgan Chase Bank, N.A.	CPCS-855291	USD	USD	333,504	NOV 11, 2012	U.S. ENVIRONMENTAL PROTECTION
JPMorgan Chase Bank, N.A.	CPCS-874828	USD	USD	50,460	NOV 11, 2012	BOARD OF PUBLIC UTILITIES

SCHEDULE 3.05

Litigation

Aris—This is a consolidation of cases filed by individual complainants with the Republic of the Philippines; Department of Labor and Employment and the National Labor Relations Commission (NLRC) from 1998 through July 1999. The complaint alleges unfair labor practices due to the termination of manufacturing operations in the Philippines by Aris Philippines, Inc. (Aris), a former subsidiary of the corporation. The complaint names the corporation as a party defendant. In 2006, the arbitrator ruled against the corporation and awarded the plaintiffs $80 million in damages and fees. This ruling was appealed by the corporation and subsequently set aside by the NLRC in December 2006. Both the complainants and the corporation have filed motions for reconsideration. The corporation continues to believe that the plaintiffs’ claims are without merit; however, it is reasonably possible that this case will be ruled against the corporation and have a material adverse impact on the corporation’s results of operations and cash flows.

Hanesbrands Inc.—In September 2006, the corporation spun-off its branded apparel business into an independent publicly-traded company named Hanesbrands Inc. (“HBI”). In connection with the HBI spin-off, the corporation and HBI entered into a tax sharing agreement that governs the allocation of tax assets and liabilities between the parties. As previously disclosed, HBI initiated binding arbitration claiming that it was owed $72 million from the corporation under the tax sharing agreement. In the first quarter of 2012, the tribunal ruled in favor of the corporation on all issues. In addition to prevailing in the arbitration issue, Sara Lee received $15 million from HBI for tax periods prior to the date of the spin-off. Sara Lee recognized the amount owed as income in the Selling, general and administrative expense line in the Condensed Consolidated Statement of Income for the first nine months of 2012.

Sara Lee is involved in several legal proceedings relating to its manufacture and sale of L’OR EspressO/L’aRôme EspressO capsules. In June 2010, Nestec/Nespresso, which we refer to as Nestlé, filed a suit against Sara Lee Coffee and Tea France alleging patent infringement related to Sara Lee’s sale and distribution of espresso capsules. On January 19, 2011, Nestlé filed a similar suit against Sara Lee Coffee and Tea in the Netherlands after Sara Lee began selling espresso capsules in that country. On May 11, 2011, Sara Lee Coffee and Tea Belgium served a writ of summons on Nestlé seeking a declaration of non-infringement in connection with Sara Lee’s sale and distribution of espresso capsules in Belgium. In October of 2011, Nestlé requested preliminary injunctions against Sara Lee Coffee and Tea Belgium, seeking prohibition of Sara Lee’s sale and distribution of espresso capsules in Belgium, and the request for preliminary injunctions was denied without prejudice to Nestlé’s claims. In February 2012, Nestlé appealed the decision to reject the preliminary injunctions. In February 2012, Nestlé filed a similar claim against Sara Lee Coffee and Tea in Spain. All of these proceedings relate to the alleged infringement of two or three European patents granted to Nestlé. In addition, in Spain, Nestlé sued for trademark infringement and unfair competition. In the lawsuit filed in France, Nestlé claims damages in the amount of €50 million for each claimant. If we are held to infringe any of the invoked patents, the court may determine a reasonable provisional damages amount and deposit by Sara Lee. Any damages would be established in separate damage assessment proceedings. Management believes that the patents and trademarks granted to Nestlé are not being infringed and further believes that the patents are invalid and that the company has not engaged in unfair competitive practices. We are vigorously contesting Nestlé’s allegations.

In October 2009, the Spanish tax administration upheld a challenge made by its local field examination against tax positions taken by our Spanish subsidiaries. In November 2009, we filed an appeal against this claim with the Spanish Tax Court. In April 2010, the Spanish Chief Inspector upheld a portion of the claim raised by the Spanish tax authorities. We appealed to the Tribunal Economico Administrativo Central, which we refer to as the TEAC. At the end of March 2012, the TEAC ruled in favor of the Tax Administration with respect to the audit for fiscal years 2003-2005. We continue to dispute the challenge and will continue to have further proceedings with the Spanish tax authorities regarding the issue. In June 2011, the Spanish tax administration’s local field office examination made similar challenges against tax positions for the years ending July 1, 2006 to June 27, 2009 taken by our Spanish subsidiaries. We filed an appeal against this claim with the Spanish Tax Court.

In August 2011, the Italian Provincial Tax Commission upheld a challenge made by its local field examination against a loss claimed in the fiscal year 2004 tax return of our Italian subsidiaries. We intend to appeal this decision to the Italian Regional Tax Commission. We continue to dispute the challenge and we expect to prevail in further proceedings with the Italian tax authorities regarding the issue.

In connection with the sale of its household and body care business, Sara Lee agreed to arrange for the transfer of certain trademark registrations in the Middle East from a third party licensee to the buyers of the household and body care business. To date, the third party licensee has refused to cooperate with these transfers despite contractual commitments to do so, and we are contemplating pursuing legal action in order to effectuate the transfer of these rights to the buyers. In the event Sara Lee is unable to transfer such trademarks to the buyers, it has potential liability to the buyers of the business.

In connection with Sara Lee’s former Household & Body Care business, competition authorities in various European countries and the European Commission have initiated investigations into the conduct of consumer product companies. These investigations usually continue for several years and, if violations are found, may result in substantial fines. No formal charges have been brought against Sara Lee concerning the substantive conduct that is the subject of these investigations. Our practice is to comply with all laws and regulations applicable to its business, including the antitrust laws, and to cooperate with relevant regulatory authorities.

SCHEDULE 3.06

Liens

FORM OF LIEN	COMPANY	SECURITY PROVIDED	BENEFICIARY	AMOUNT IN MILLIONS	COLLATERAL
Mortgage	Koninklijke Douwe Egberts B.V. and Sara Lee / DE B.V.	Mortgage	Stichting Vervroegd Uittreden Douwe Egberts	EUR 22.76	Properties at the Vleutense Vaart, Keulsekade, Atoomweg Utrecht, the Netherlands

SCHEDULE 3.07

Subsidiaries

SUBSIDIARY	JURISDICTION

Sara Lee Australia & NZ Pty Ltd	Australia

Sara Lee Australia Partnership	Australia

Sara Lee Australia Pty Ltd.	Australia

Sara Lee Food & Beverage (Australia) Pty Ltd	Australia

Sara Lee Foodservice (Australia) Pty. Ltd.	Australia

Sara Lee Group (Australia) Pty. Ltd.	Australia

Sara Lee Holdings (Australia) Pty Ltd	Australia

Sara Lee Household and Body Care (Australia) Pty Ltd	Australia

Sara Lee/DE Australia Pty Ltd	Australia

SL/DE Holdings (Australia) Pty. Ltd.	Australia

Sara Lee Household and Body Care Österreich GmbH	Austria

DE Investments Belgium BVBA	Belgium

Douwe Egberts Coffee Systems BVBA	Belgium

Sara Lee Household and Body Care Belgium BVBA	Belgium

Sara Lee Coffee & Tea Belgium BVBA	Belgium

Douwe Egberts Operating Service BVBA (DEOS)	Belgium

Sara Lee Finance Belgium BVBA	Belgium

Sara Lee/DE Immo Belgium BVBA	Belgium

Expresso.Coffee—Automaçao De Bebidas Quentes Ltda.	Brazil

Sara Lee Cafés do Brasil Ltda	Brazil

Nutri-Metics International (Guangzhou) LTD.	China

Sara Lee (China) Trading Company Limited	China

Codef Financial Services CV	Curacao

Sara Lee/DE Antilles NV	Curacao

Sara Lee/DE Investments (Cyprus) Ltd	Cyprus

Sara Lee Czech Republic, s.r.o.	Czech Republic

DE US, INC.	Delaware

House of Coffee ApS	Denmark

Merrild Kaffe ApS	Denmark

Sara Lee/DE Nordic Finance K/S	Denmark

Courtaulds Textiles Holding SAS	France

CT Diffusion SAS	France

DEF Finance SNC	France

DEF Holding SNC	France

Maison du Café Coffee Systems France SNC	France

Sara Lee Coffee & Tea France S.N.C.	France

Sara Lee France Finance SAS	France

Sara Lee France SNC	France

Sara Lee/DE France S.A.S.	France

BAMA International ZN der Sara Lee Deutschland GmbH	Germany

Coffenco International GmbH	Germany

Douwe Egberts Kaffee-Systeme GmbH	Germany

Fairwind GmbH	Germany

Jensen & Graf Kaffeespezialitaten GmbH	Germany

Sara Lee Coffee & Tea Germany GmbH	Germany

Sara Lee Germany GmbH	Germany

Sara Lee/DE Holding GmbH	Germany

Sara Lee Coffee and Tea Hellas SA	Greece

Sara Lee Holdings Participation Limited Liability Company (Hellas Holdings)	Greece

Nutri-Metics International (Hong Kong) Ltd	Hong Kong

Sara Lee Hong Kong Ltd.	Hong Kong

Sara Lee Hungary Gyártó és Kereskedelmi Zártkörűen Működő Részvénytársaság	Hungary

PT Premier Ventures Indonesia	Indonesia

PT Sara Lee Indonesia	Indonesia

PT Sara Lee Trading Indonesia	Indonesia

PT Suria Yozani (former PT Sara Lee Shared Services Company)	Indonesia

Linnyshaw Insurance Limited	Isle Of Man

Confix S.r.l.	Italy

Sara Lee Holdings Italy Srl	Italy

Sara Lee Household and Body Care Italy SpA	Italy

Sara Lee Japan Ltd.	Japan

Sara Lee Baltic, s.i.a.	Latvia

Sara Lee Finance Luxembourg SÀRL	Luxembourg

Sara Lee Holdings Luxembourg Sàrl	Luxembourg

Sara Lee Household & Body Care Malawi Ltd	Malawi

Homesafe Products (M) Sdn Bhd	Malaysia

Kiwi Manufacturing SDN BHD	Malaysia

Sara Lee Malaysia SDN BHD	Malaysia

Sara Lee South East Asia SDN BHD	Malaysia

Sl Products Manufacturing SDN BHD	Malaysia

Tea Forte, Inc.	Massachusetts

Sara Lee Mauritius Holding Private Ltd	Mauritius

Baro Bestuursmaatschappij BV	Netherlands

Beheersmaatschappij Bevem B.V.	Netherlands

Buttress BV	Netherlands

CoffeeCompany Holding B.V.	Netherlands

D.E MASTER BLENDERS 1753 B.V.	Netherlands

DE Global Holdings C.V.	Netherlands

Decaf BV	Netherlands

DEMB International B.V.	Netherlands

Douwe Egberts Beheersmaatschappij B.V.	Netherlands

Douwe Egberts Coffee Systems Global Network BV	Netherlands

Douwe Egberts Coffee Systems International B.V.	Netherlands

Douwe Egberts Coffee Systems Nederland BV	Netherlands

Douwe Egberts Koffie & Kado BV	Netherlands

Douwe Egberts Nederland BV	Netherlands

Douwe Egberts Van Nelle Participations B.V.	Netherlands

Kiwi European Holdings BV	Netherlands

Koninklijke Douwe Egberts BV	Netherlands

Marander Assurantie Compagnie BV	Netherlands

Sara Lee B.A. BV	Netherlands

Sara Lee Housheold and Body Care Finance B.V.	Netherlands

Sara Lee Household Care Nederland B.V.	Netherlands

Sara Lee International B.V.	Netherlands

Sara Lee International Holdings B.V.	Netherlands

Sara Lee/DE Global Finance B.V.	Netherlands

Sara Lee/DE Investments B.V.	Netherlands

The Coffee Company B.V.	Netherlands

DE Export B.V.	Netherlands

Douwe Egberts Finance B.V.	Netherlands

I Tas Ezn BV	Netherlands

Douwe Egberts Coffee Treatment & Supply BV	Netherlands

Sara Lee/DE BV	Netherlands

Sara Lee/DE Finance BV	Netherlands

Defacto BV	Netherlands

Zijlstra’s Meubelfabriek BV	Netherlands

Sara Lee/DE Finance (Antilles) NV	Netherlands Antilles

Sara Lee/DE Finance SEP	Netherlands Antilles

Sara Lee/DE Investments (Antilles) NV	Netherlands Antilles

Sara Lee New Zealand Limited	New Zealand

Kiwi (Nigeria) Limited	Nigeria

House of Coffee AS	Norway

Kaffehuset Friele AS (45% non-controlling interest)	Norway

Prima—Sara Lee Coffee and Tea Poland Sp. z o.o.	Poland

Douwe Egberts (Portugal)- Produtos Alimentares Lda	Portugal

Sara Lee Rus LLC	Russian Federation

Sara Lee Singapore Pte Ltd	Singapore

Sara Lee Slovakia, s.r.o.	Slovakia

Sara Lee Finance Spain S.L.	Spain

Sara Lee Household and Body Care España S.L.	Spain

Sara Lee Iberia, S.L.	Spain

Sara Lee Southern Europe, SL	Spain

Merrild Kaffee Systems Sverige AB	Sweden

Decotrade GmbH	Switzerland

Sara Lee (Thailand) Ltd	Thailand

Sara Lee Coffee & Tea (Thailand) Limited	Thailand

Courtaulds Textiles (Holdings) Limited	United Kingdom

Courtaulds Textiles Limited	United Kingdom

Douwe Egberts Coffee Systems Ltd, UK	United Kingdom

Kiwi (EA) Limited	United Kingdom

Lovable Italiana Limited	United Kingdom

Master Models Limited	United Kingdom

New Way Packaged Products Limited	United Kingdom

Sara Lee (UK) Investments	United Kingdom

Sara Lee Acquisition Limited	United Kingdom

Sara Lee Coffee & Tea UK Ltd	United Kingdom

Sara Lee Household & Body Care UK Limited	United Kingdom

Sara Lee Investments	United Kingdom

Sara Lee UK Finance Ltd	United Kingdom

Sara Lee UK Holdings Limited	United Kingdom

Sara Lee UK Limited	United Kingdom

Sara Lee UK Pension Trustee Limited	United Kingdom

Sara Lee/DE Holdings Limited	United Kingdom

Temana International Ltd	United Kingdom

Yarnell Ltd	United Kingdom

Kitchens Of Sara Lee PTY Ltd	Australia

Conoplex Insurance Company Ltd.	Bermuda

Gallo Salame, Inc.	California

Sara Lee Foodservice Ltd.	Canada

Aidells Sausage Company, Inc.	Delaware

Bryan Foods, Inc.	Delaware

Courtaulds Textiles U.S., Inc.	Delaware

Egbert LLC	Delaware

Flavor Corp.	Delaware

Flavor Holdings, Inc.	Delaware

International Affiliates & Investment LLC	Delaware

Sara Lee—Kiwi Holdings, LLC	Delaware

Sara Lee Diversified, LLC	Delaware

Sara Lee Foods, LLC	Delaware

Sara Lee International LLC	Delaware

Sara Lee International TM Holdings LLC	Delaware

Sara Lee Mexicana Holdings Investment, L.L.C.	Delaware

Sara Lee TM Holdings LLC	Delaware

Saramar, L.L.C.	Delaware

Southern Family Foods, L.L.C.	Delaware

Mexican Traders, SA de CV	Mexico

Caitlin Financial Corporation N.V.	Netherlands Antilles

Uninex SA	Uruguay

SCHEDULE 5.12

Subsidiary Indebtedness

FORM OF INDEBTEDNESS	OBLIGOR(S)	GUARANTOR(S)	OBLIGEE(S)	OUTSTANDING IN MILLIONS

Short term debt	Sara Lee Cafés do Brasil Ltd		Bradesco, Itau, Banco de Nord-EsteBrasil, Itau, Banco Brasil	EUR 57.25

Loan	Sara Lee (China) Trading Co. Ltd		Citibank	EUR 4.78

Revolving Credit Facility (€750MM available)	D.E Master Blenders 1753 B.V.	DE US, Inc.	Coöperatieve Centrale Raiffeisen-

Boerenleenbank B.A.;

Deutsche Bank Luxembourg S.A.;

ING Bank N.V.;

JPMorgan Chase Bank, N.A.;

Lloyds TSB Bank Plc;

The Royal Bank of Scotland N.V.;

Bank of Tokyo-Mitsubishi UFJ

(Holland) N.V.;

Goldman Sachs Bank USA;

National Australia Bank Limited;

Danske Bank A/S

EUR 0.00

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Five-Year Revolving Credit Facility Agreement dated as of May 24, 2012 (as amended and in effect on the date hereof, the “Credit Agreement”), among Sara Lee Corporation, the Lenders named therein and Bank of America, N.A., as administrative agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and Swingline Loans and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof, any documentation required to be delivered by the Assignee pursuant to Section 2.12(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee and Assignor shall pay the fee payable to the Administrative Agent pursuant to Section 8.04(b) of the Credit Agreement.

This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment

(“Assignment Date”):

Facility	Principal Amount Assigned (and identifying information as to individual and Swingline Loan)	Percentage Assigned of Facility/Commitment(set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)

Commitment Assigned:	$	%
Revolving Loans:
Swingline Loans:

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor,

By:
Name:
Title:

[Name of Assignee], as Assignee,

By:
Name:
Title:

The undersigned hereby consent to the within assignment:1

Sara Lee Corporation	Bank of America, N.A., as Administrative Agent

By:	By:
Name:		Name:
Title:		Title:

[1]	Consents to be included to the extent required by Section 8.04(b) of the Credit Agreement.

EXHIBIT B-1

[INTENTIONALLY OMITTED]

EXHIBIT B-2

[INTENTIONALLY OMITTED]

EXHIBIT C

[FORM OF]

INTEREST ELECTION REQUEST

Bank of America, N.A.,

as administrative agent

for the Lenders referred to below

[            ]

[            ]

Attention: [            ]

[Date]

Reference is made to the Five-Year Revolving Credit Facility Agreement, dated as of May 24, 2012 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as Borrower, the Lenders party thereto and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes an Interest Election Request and the Borrower hereby requests the conversion or continuation of a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing to be converted or continued as requested hereby:

(A)	Revolving Borrowing to which this request applies:[2]

(B)	Principal amount of Revolving Borrowing to be converted or continued:[3]

(C)	Effective date of election:[4]

(D)	Type of resulting Borrowing:[5]

(E)	Interest Period of resulting Borrowing:[6]

[2]	Specify the existing Type and the last day of current Interest Period.
[3]	The principal amount should not be less than US$10,000,000 and should be an integral multiple of US$1,000,000, except as otherwise provided in the Credit Agreement.
[4]	The effective date must be a Business Day.
[5]	Specify whether the Borrowing will be a Eurocurrency Borrowing or an ABR Borrowing.
[6]	The Interest Period must comply with the definition of “Interest Period” and end not later than the Termination Date.

Very truly yours,

SARA LEE CORPORATION

By:
Name:
Title:

EXHIBIT D

[FORM OF]

NOTE

$[ ]	[Date]

FOR VALUE RECEIVED, Sara Lee Corporation, a Maryland corporation (the “Borrower”), promises to pay to the order of [            ] (the “Lender”) the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Five-Year Revolving Credit Facility Agreement, dated as of May 24, 2012, as amended or modified, among the undersigned, the Lender, the other lenders who are parties thereto and Bank of America, N.A., as administrative agent (the “Credit Agreement”). Such principal payments shall be made in the amounts and on the dates provided for in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in the currencies and at the offices required under Section 2.13 of the Credit Agreement.

This Note is one of the promissory notes referred to in Section 2.09(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein with the same meanings.

Every Loan made by the Lender, the respective Type, Class and date on which the principal is due and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under the first paragraph of this Note or under the Credit Agreement.

Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

SARA LEE CORPORATION

By:
Name:
Title:

By:
Name:
Title:

LOANS AND PAYMENTS OF PRINCIPAL

Date	Class and Type of Loan[7]	Date on Which Loan Was Made	Date by Which Principal Must Be Repaid	Initial Amount of Loan	Amount of Principal Already Repaid	Principal Payment	Interest Rate	Name of Person Making the Notation

[7]	Specify whether the Loan is a Revolving Loan or a Swingline Loan and whether the Loan is a Eurodollar or ABR Loan.

EXHIBIT E

FORM OF COMMITMENT AND ACCEPTANCE

Form of Commitment and Acceptance

Dated             , 20

Reference is made to that certain Five-Year Revolving Credit Facility Agreement dated as of May 24, 2012 by and among Sara Lee Corporation, a Maryland corporation (the “Borrower”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and Bank of America, N.A., as the Administrative Agent (the “Administrative Agent”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to Section 2.24 of the Credit Agreement, the Borrower has requested an increase in the aggregate amount of the Commitments from $            to $            . Such increase in the aggregate of the Commitments is to become effective on the date (the “Effective Date”) which is the later of (i)             ,             and (ii) the date on which the conditions precedent set forth in Section 2.24 in respect of such increase have been satisfied. In connection with such requested increase in the aggregate of the Commitments, the Borrower, the Administrative Agent and             (the “Accepting Bank”) hereby agree as follows:

1. Effective as of the Effective Date, [the Accepting Bank shall become a party to the Credit Agreement as a Lender and shall have all of the rights and obligations of a Lender thereunder and shall thereupon have a Commitment under and for purposes of the Credit Agreement in an amount equal to the] [the Commitment of the Accepting Bank under the Credit Agreement shall be increased from $            to the] amount set forth opposite the Accepting Bank’s name on the signature page hereof.

[2. The Accepting Bank hereby (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Credit Agreement and the other loan documents delivered in connection therewith as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will be bound by and will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender].

3. The Borrower hereby represents and warrants that as of the date hereof and as of the Effective Date, no event shall have occurred and then be continuing which constitutes an Event of Default or an Unmatured Event of Default.

4. THIS COMMITMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. This Commitment and Acceptance Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Commitment and Acceptance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SARA LEE CORPORATION

By:

Name:

Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

COMMITMENT	ACCEPTING BANK

$	[BANK]

By:

Name:

Title:

EXHIBIT F-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Five-Year Revolving Credit Facility Agreement dated as of May 24, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sara Lee Corporation (the “Borrower”), the Lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Sections 881(c)(3)(B) and 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                 , 20 [        ]

EXHIBIT F-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Five-Year Revolving Credit Facility Agreement dated as of May 24, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sara Lee Corporation (the “Borrower”), the Lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Sections 881(c)(3)(B) and 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform suc+h Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                 , 20 [        ]

EXHIBIT F-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Five-Year Revolving Credit Facility Agreement dated as of May 24, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sara Lee Corporation (the “Borrower”), the Lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation and (iii) with respect to such participation, the undersigned is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code. Furthermore, the undersigned hereby certifies that each of its direct or indirect partners/members is described in one of the following: (1) such partner/member is (a) not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of the Borrower within the meaning of Sections 881(c)(3)(B) and 871(h)(3)(B) of the Code and (c) not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code; (2) such partner/member is claiming that income is effectively connected with the conduct of a trade or business within the United States on IRS Form W-8ECI; (3) such partner/member is claiming eligibility for the benefits of an income tax treaty to which the United States is a party on IRS Form W-8BEN; or (4) such partner/member is able to certify that such partner/member is exempt from U.S. federal backup withholding tax on IRS Form W-9.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. The undersigned has also furnished its participating Lender with an applicable IRS Form W-8 or W-9 for each of its partners/members that is not claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                 , 20 [        ]

EXHIBIT F-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Five-Year Revolving Credit Facility Agreement dated as of May 24, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sara Lee Corporation (the “Borrower”), the Lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) and (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, the undersigned is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code. Furthermore, the undersigned hereby certifies that each of its direct or indirect partners/members is described in one of the following: (1) such partner/member is (a) not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of the Borrower within the meaning of Sections 881(c)(3)(B) and 871(h)(3)(B) of the Code and (c) not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code; (2) such partner/member is claiming that income is effectively connected with the conduct of a trade or business within the United States on IRS Form W-8ECI; (3) such partner/member is claiming eligibility for the benefits of an income tax treaty to which the United States is a party on IRS Form W-8BEN; or (4) such partner/member is able to certify that such partner/member is exempt from U.S. federal backup withholding tax on IRS Form W-9.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. The undersigned has also furnished the Administrative Agent and the Borrower with an applicable IRS Form W-8 or W-9 for each of its partners/members that is not claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                 , 20 [        ]